EXECUTION VERSION

$1,000,000,000 364-DAY CREDIT AGREEMENT
among
SOUTHWEST AIRLINES CO.,
THE BANKS PARTY HERETO,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

as of March 12, 2020
JPMORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.
and
WELLS FARGO BANK, N.A., as Joint Lead Arrangers and Joint Bookrunners

i

ii

Section 9.15 Integration	52
Section 9.16 Descriptive Headings	52
Section 9.17 Execution in Counterparts	52
Section 9.18 WAIVERS OF JURY TRIAL	52
Section 9.19 No Fiduciary Duty	52
Section 9.20 USA Patriot Act	53
Section 9.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions	53
Section 9.22 Interest Rate Limitation	53

SCHEDULES

Location of Lending Office; Notice Information	Schedule I
Pool Assets	Schedule II
Commitments	Schedule III

EXHIBITS

Form of Notice of Committed Borrowing	Exhibit A
Form of Note	Exhibit B
Form of Company’s Internal Counsel Opinion	Exhibit C-1
Form of Company’s Outside Counsel Opinion	Exhibit C-2
Form of Administrative Agent’s Counsel Opinion	Exhibit C-3
Form of Financial Report Certificate	Exhibit D
Form of Assignment and Assumption	Exhibit E
Form of U.S. Tax Compliance Certificate – Foreign Banks (Not Partnerships)	Exhibit F-1
Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Partnerships)	Exhibit F-2
Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Not Partnerships)	Exhibit F-3
Form of U.S. Tax Compliance Certificate – Foreign Banks (Partnerships)	Exhibit F-4

iii

364-DAY CREDIT AGREEMENT
364-DAY CREDIT AGREEMENT, dated as of March 12, 2020, among SOUTHWEST AIRLINES CO. (the “Company”), the Banks (as herein defined) and JPMORGAN CHASE BANK, N.A., as the administrative agent for the Banks (in such capacity, the “Administrative Agent”).
The Company has requested the Banks to provide a term loan facility in an aggregate principal amount of $1,000,000,000. The Banks are willing to lend to the Company on the terms and conditions herein set forth. Accordingly, the Company, the Administrative Agent and the Banks agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.1     Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Adjusted LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Adjusted Pre-Tax Income” of any Person means, with respect to any period, income before income taxes of such Person for such period, but excluding (i) any gain or loss arising from the sale of capital assets other than capital assets consisting of Aircraft, (ii) any gain or loss arising from any write-up or write-down of assets, (iii) income or loss of any other Person, substantially all of the assets of which have been acquired by such Person in any manner, to the extent that such income or loss was realized by such other Person prior to the date of such acquisition, (iv) income or loss of any other Person (other than a Subsidiary) in which such Person has an ownership interest, (v) the income or loss of any other Person to which assets of such Person shall have been sold, transferred, or disposed of, or into which such Person shall have merged, to the extent that such income or loss arises prior to the date of such transaction, (vi) any gain or loss arising from the acquisition of any securities of such Person, (vii) gains or losses reported as extraordinary in accordance with GAAP not previously excluded in clauses (i) through (vi), and (viii) the cumulative effect of changes in accounting methods permitted by GAAP during such period. Notwithstanding the foregoing, the determination of income before income taxes for any period shall be adjusted by any pre-tax non-GAAP financial measures for such period as identified in “Reconciliation of Reported Amounts to Non-GAAP Financial Measures” contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s filings in respect of such period on Form 10-Q or Form 10-K with the Securities and Exchange Commission.
“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Banks hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form satisfactory to the Administrative Agent, which each Bank shall complete and provide to the Administrative Agent.
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.
“Agreed Maximum Rate” means, for any date, 2% per annum above the interest rate then applicable to Alternate Base Loans.

“Agreement” means this 364-Day Credit Agreement, as the same may be amended, supplemented, or modified from time to time.
“Aircraft” means, collectively, airframes and aircraft engines now owned or hereafter acquired by the Company, together with all appliances, equipment, instruments, and accessories (including radio and radar, but excluding passenger convenience equipment) from time to time belonging to, installed in, or appurtenant to such airframes and aircraft engines; provided, however, the term “Aircraft” shall not include airframes and engines leased by the Company.
“Aircraft Rentals” means the operating expense attributable to aircraft rentals, calculated in accordance with the line item described as such in the Current Financials.
“Alternate Base Loan” means any Loan with respect to which the Company shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of Article II.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the New York Fed Bank Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the Screen Rate (or if the Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the New York Fed Bank Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the New York Fed Bank Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.10 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.10(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. For purposes hereof: “Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Early Maturity Amount” means, with respect to any Early Maturity Event, the aggregate Net Cash Proceeds received by the Company or its Subsidiary from the Capital Markets Transaction giving rise to such Early Maturity Event.
“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of an Alternate Base Loan and such Bank’s Eurodollar Lending Office in the case of a Eurodollar Loan.
“Applicable Percentage” means, with respect to any Bank, (i) prior to funding of the Loans, the percentage of the total Commitments represented by such Bank’s Commitment and (ii) upon and after funding of the Loans, the percentage of the total Loans outstanding held by such Bank; provided that, in the case of Section 2.22 when a Defaulting Bank shall exist, “Applicable Percentage” shall mean the percentage of the Total Commitments (disregarding any Defaulting Bank’s Commitment) represented by such Bank’s Commitment.
“Applicable Rate” means (i) 1.125% per annum, in the case of an Eurodollar Loan, or (ii) 0.125% per annum, in the case of an Alternate Base Loan.
“Appraisal” means a “desk-top” appraisal report addressed to the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent, which will not include physical inspection of aircraft, engines or maintenance records and will assume the equipment is half life in its maintenance cycle, dated the date of delivery of such report to the Banks pursuant to the terms of this Agreement, by one or more independent appraisal firms of recognized national standing selected by the Company (such firm to be reasonably satisfactory, at the time of such Appraisal, to the Administrative Agent) setting forth the fair market value, as determined in accordance with the definition of “current market value” promulgated by the International Society of Transport Aircraft Trading, as of the date of such appraisal, of each Pool Asset or a proposed Pool Asset, as the case may be.
“Appraisal Delivery Date” means (a) the date of submission of the initial Appraisal of the Pool Assets to the Administrative Agent which shall be no later than the date that is 14 days after the Effective Date (or such later date as the Administrative Agent shall agree to in its sole discretion) and (b) each date of replacement, removal or addition of any Pool Asset if such Pool Asset is an airframe or an airframe and one or more engines installed thereon.
“Appraised Value” means, as of any date of determination, (a) in respect of all Pool Assets, the aggregate current market value as of such date of such Pool Assets and (b) in respect of any Pool Asset or proposed Pool Asset, as the case may be, the current market value as of such date of such Pool Asset or proposed Pool Asset, as applicable, in each case, as provided in the most recently delivered Appraisal; provided that at any time prior to submission of the initial Appraisal pursuant to clause (a) of the definition of Appraisal Delivery Date, the Appraised Value shall be deemed to be $1,400,000,000 as determined by the Company in good faith.
“Assignment and Assumption” is defined in Section 9.11(c).
“Auditors” means independent certified public accountants of recognized national standing selected by the Company.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Banks” means those banks and other financial institutions signatory hereto and other banks or financial institutions which from time to time become party hereto pursuant to the provisions of this Agreement.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Screen Rate permanently or indefinitely ceases to provide the Screen Rate; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:
(1) a public statement or publication of information by or on behalf of the administrator of the Screen Rate announcing that such administrator has ceased or will cease to provide the Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Screen Rate, a resolution authority with jurisdiction over the administrator for the Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Screen Rate, in each case which states that the administrator of the Screen Rate has ceased or will cease to provide the Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate; and/or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate announcing that the Screen Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Majority Banks, as applicable, by notice to the Company, the Administrative Agent (in the case of such notice by the Majority Banks) and the Banks.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.10 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.10.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period, made by each of the Banks pursuant to Section 2.1.
“Borrowing Date” means the Effective Date.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading in London, England by and between banks in dollar deposits in the Eurodollar Interbank Market.
“Capital Markets Transaction” means any transaction whereby the Company or any of its Subsidiaries issues any securities, including equity, debt and hybrid securities, debt securities convertible to equity and any and all warrants, rights or options to purchase any of the foregoing, in each case whether in a public offering or a private placement, but excluding any and all issuances pursuant to employee stock plans or other benefit or employee incentive arrangements issuances of the Company. For the avoidance of doubt, that “Capital Markets Transaction” shall not include (i) any intercompany transactions (including but not limited to, any issuances by any Subsidiary of the Company to any other Subsidiary of the Company or to the Company), or any refinancing or replacement thereof with intercompany transactions, (ii) indebtedness incurred in the ordinary course of business of the Company and its Subsidiaries for capital expenditures, purchase money, equipment financings and/or capital leases, (iii) borrowings under the Existing Revolver, or any amendment, modification or waiver of the Existing Revolver, or any amendment and restatement, repricing, extension, refinancing of the Existing Revolver, (iv) any letter of credit, bank guaranty or similar instrument, (v) secured term loans from financial institutions, and (vi) sale and leaseback transactions.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral Coverage Test” means, on any date, the requirement that the Appraised Value of the Pool Assets on such date shall not be less than an amount equal to 1.25 times the Total Commitment on such date (or, after termination of the Commitments, the sum of the aggregate outstanding amount of Loans).
“Commitment” means, with respect to each Bank, the obligation of such Bank to make Loans on the Effective Date in the aggregate principal and/or face amount set forth opposite the name on Schedule III to this Agreement. The aggregate original amount of the Commitments is $1,000,000,000.
“Committed Borrowing” means a borrowing consisting of simultaneous Loans from each of the Banks distributed ratably among the Banks in accordance with their respective Commitments.
“Communications” is defined in Section 9.2.
“Company” is defined in the introduction to this Agreement.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)
if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining Compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Coverage Ratio” means, as of any date, the ratio of (i) for the four fiscal quarter period for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.10(a) and Section 6.10(b), the Company’s and its Subsidiaries’ consolidated Adjusted Pre-Tax Income, plus Aircraft Rentals, plus consolidated Net Interest Expense, and depreciation and amortization, and minus cash dividends paid by the Company, to (ii) the Company’s and its Subsidiaries’ consolidated Net Interest Expense and Aircraft Rentals for such four-quarter period.
“Current Financials” means the Financial Statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2019.
“Debt” means, without duplication, (a) any indebtedness for borrowed money or incurred in connection with the acquisition or construction of any Property, (b) any obligation under any lease of any Property entered into after the date of this Agreement which is required under GAAP to be capitalized on the lessee’s balance sheet, and (c) any direct or indirect guarantee or assumption of indebtedness or obligations described in clause (a) or (b), including without limitation any agreement to provide funds to or otherwise assure the ability of an obligor to repay indebtedness or meet its obligations.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.
“Default” means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.
“Defaulting Bank” means any Bank, as determined by the Administrative Agent, that (a) has failed, in the determination of the Administrative Agent, which determination shall be conclusive subject to manifest error, to fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder unless such Bank notifies the Administrative Agent in writing that such failure is the result of such Bank’s reasonable determination that one or more conditions precedent to funding has not been satisfied, (b) has notified the Company, the Administrative Agent or any Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s reasonable determination that a condition precedent to funding cannot be satisfied) or generally under agreements in which it has committed to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Company (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that any such Bank shall cease to be a Defaulting Bank under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) has otherwise failed to pay over to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. No Bank shall be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in such Bank or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.
“dollars” and the symbol “$” mean the lawful currency of the United States of America.
“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” on Schedule I to this Agreement or such other office of such Bank as such Bank may from time to time specify to the Company and the Administrative Agent.
“Early Maturity Event” means the consummation of a Capital Markets Transaction and receipt of Net Cash Proceeds thereof by the Company or any of its Subsidiaries.
“Early Opt-in Election” means the occurrence of:
(1) (i) a determination by the Administrative Agent or (ii) a notification by the Majority Banks to the Administrative Agent (with a copy to the Company) that the Majority Banks have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.10 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and
(2) (i) the election by the Administrative Agent or (ii) the election by the Majority Banks to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Banks or by the Majority Banks of written notice of such election to the Administrative Agent.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions set forth in Section 4.1 are first met, which date is March 12, 2020.
“Eligible Affiliate Assignee” means, with respect to any Bank, an Affiliate thereof that is: (i) a commercial bank organized under the Laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the Laws of France, Germany, the Netherlands or the United Kingdom, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in such country or the United States; or (iii) a commercial bank organized under the Laws of any other country which is a member of the OECD, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the United States.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar Interbank Market” means the London eurodollar interbank market.
“Eurodollar Lending Office” means, with respect to each Bank, the branches or affiliates of such Bank which such Bank has designated on Schedule I as its “Eurodollar Lending Office” or may hereafter designate from time to time as its “Eurodollar Lending Office” by notice to the Company and the Administrative Agent.
“Eurodollar Loan” means any loan with respect to which the Company shall have selected an interest rate based on the LIBO Rate in accordance with the provisions of Article II.
“Event of Default” means any of the events described in Article VII, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event, or act.
“Excluded Taxes” means with respect to any payment made by the Company under this Agreement or any Loan Papers, any of the following Taxes imposed on or with respect to the Administrative Agent or a Bank: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America (including a state, locality or other political subdivision thereof), or by the jurisdiction (including a state, locality or other political subdivision thereof) under the laws of which such Administrative Agent or Bank is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Company is located, (c) in the case of a Foreign Bank (other than an assignee pursuant to a request by the Company under Section 2.23), any U.S. Federal withholding Taxes resulting from any Law in effect on the date such Foreign Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Bank’s failure to comply with Section 2.18(f), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Taxes pursuant to Section 2.18(a), (d) Other Connection Taxes, and (e) any U.S. withholding Taxes imposed by reason of FATCA.
"Existing Revolver" means the Revolving Credit Facility Agreement, dated as of August 3, 2016, among the Company, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. as co-administrative agents, JPMorgan Chase Bank, N.A. as paying agent, and the banks party thereto from time to time, as extended and amended.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (including any amendment or successor to any such Section so long as such amendment or successor is substantially similar or comparable to the reporting and withholding (and related) obligations of Sections 1471 through 1474 of the Code as of the date of this Agreement and not materially more onerous to comply with), any current or future Treasury regulations promulgated thereunder or published administrative guidance or any other official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement with respect to the foregoing.
“Fed Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the New York Fed based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the New York Fed as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Financial Report Certificate” means a certificate substantially in the form of Exhibit D.
“Financial Statements” means balance sheets, income and loss statements, statements of stockholders’ equity, and statements of cash flow prepared in accordance with GAAP and in comparative form to the corresponding period of the preceding fiscal year.
“Foreign Bank” is defined in Section 2.18.
“GAAP” means generally accepted accounting principles in the United States which are applicable as of the date in question for the purpose of the definition of “Financial Statements.”
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Impacted Interest Period” is defined in the definition of “LIBO Rate”.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Papers and (b) Other Taxes.
“Interest Payment Date” means (i) with respect to any Alternate Base Loan, each Quarterly Payment Date, or if earlier the Maturity Date or the date of prepayment of such Loan or conversion of such Loan to a Eurodollar Loan and (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period longer than three months each day that would have been the Interest Payment Date for such Loan had successive Interest Periods of three months been applicable to such Loan, or if earlier, the Maturity Date or the date of prepayment of such Loan or conversion of such Loan to an Alternate Base Loan.
“Interest Period” means, as to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six, or, if agreed to by all Banks, twelve months thereafter, as the Company may elect; provided, that (x) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (y) no Interest Period may be selected that ends later than the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period for which that Screen Rate is available in dollars that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period for which that Screen Rate is available for dollars that is longer the Impacted Interest Period, in each case, as of 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Impacted Interest Period.
“Laws” means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.
“LIBO Rate” means, for any Eurodollar Loan for any Interest Period therefor, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to dollars, then the LIBO Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement). The LIBO Rate for the Interest Period for each Eurodollar Loan comprising part of the same Borrowing shall be determined by the Administrative Agent.
“Lien” means any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of any Person under, any conditional sale or other title retention agreement or lease with respect to, any Property or asset of such Person. For avoidance of doubt, the filing of a Uniform Commercial Code financing statement by a Person that is not entitled or authorized in accordance with the applicable Uniform Commercial Code to file such financing statement shall not, in and of itself, constitute a Lien.
“Litigation” means any action conducted, pending, or threatened by or before any Tribunal.
“Loan” means a loan by a Bank to the Company pursuant to Section 2.1, and shall be either a Eurodollar Loan or an Alternate Base Loan.
“Loan Papers” means (i) this Agreement, certificates delivered pursuant to this Agreement and exhibits and schedules hereto, (ii) any notes, security documents, guaranties, and other agreements in favor of the Administrative Agent and Banks, or any or some of them, ever delivered in connection with this Agreement and (iii) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

“Majority Banks” means, at any time, (i) prior to funding of Loans on the Effective Date, Banks having unused Commitments representing more than 50% of the sum of unused Commitments at such time and (ii) upon and after funding of Loans on the Effective Date, Banks having Loans representing more than 50% of the sum of the total Loans outstanding at such time.
“Material Adverse Change” or “Material Adverse Effect” means an act, event or circumstance which materially and adversely affects the business, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis or the ability of the Company to perform its obligations under this Agreement or any Loan Paper.
“Material Subsidiary” means, at any time, any Subsidiary of the Company having at such time (i) total assets, as of the last day of the most recently ended fiscal quarter for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.1, having a net book value greater than or equal to 10% of the total assets of the Company and all of its Subsidiaries on a consolidated basis, (ii) Adjusted Pre-Tax Income, as of the last day of the most recently ended fiscal quarter for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.10, greater than or equal to 10% of the total Adjusted Pre-Tax Income of the Company and all of its Subsidiaries on a consolidated basis or (iii) any Pool Assets.
“Maturity Date” means March 11, 2021.
“Net Cash Proceeds” means, with respect to any Capital Markets Transaction, the excess of (i) the aggregate amount of all cash received by the Company or any Subsidiary in connection with such transaction over (ii) the sum of the aggregate fees, underwriting discounts, commissions, legal costs and other expenses incurred by the Company or any of its Subsidiaries in connection therewith plus the amount of taxes paid or reasonably estimated to be paid, and any reserves established to fund any contingent liabilities in connection therewith.
“Net Interest Expense” means interest expense minus interest income, excluding in either case capitalized interest, but including payments in the nature of interest under capital leases if and to the extent characterized as such in accordance with GAAP.
“New York Fed” means the Federal Reserve Bank of New York.
“New York Fed Bank Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “New York Fed Bank Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Non-Compliant Pool Aircraft” is defined in Section 6.4(c).
“Note” means a promissory note which a Bank may require the Company to execute in accordance with Section 2.7(b), payable to the order of such Bank, in substantially the form of Exhibit B hereto, with the blanks appropriately completed, to evidence the aggregate indebtedness of the Company to such Bank resulting from the Loans made by such Bank to the Company, together with all modifications, extensions, renewals, and rearrangements thereof.

“Notice of Committed Borrowing” is defined in Section 2.2.
“Obligation” means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Administrative Agent and Banks, or any or some of them, by the Company, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof.
“OECD” means the Organization for Economic Cooperation and Development as constituted on the date hereof (excluding Mexico, Poland and the Czech Republic).
“Officer’s Certificate” means a certificate signed in the name of the Company by either its Chairman, its Chief Executive Officer, its Chief Financial Officer, its President, one of its Vice Presidents, its Treasurer, or its Assistant Treasurer, in each case without personal liability.
“Other Connection Taxes” means with respect to the Administrative Agent or any Bank, as the case may be, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Bank, as the case may be, and the jurisdiction imposing such Taxes (other than a connection arising solely from the Administrative Agent or such Bank having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Papers, or, in each case in accordance with and subject to the provisions of this Agreement, sold or assigned an interest in any Loan Papers).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Loan Papers, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than Other Connection Taxes imposed with respect to an assignment under Section 2.23).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the New York Fed as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the New York Fed as an overnight bank funding rate.
“Participant Register” is defined in Section 9.11(b).
“Permitted Liens” means: (a) Liens for taxes, assessments and governmental charges or levies which either are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; (b) Liens securing judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 7.1(d); (c) Liens arising under this Agreement; (d) Liens constituting normal operational usage of the affected Property, including charter, third party maintenance, storage, leasing, pooling or interchange thereof; and (e) Liens imposed by law such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days, provided that no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect thereto, or (ii) are being contested in good faith and for which adequate reserves are established in accordance with GAAP.

“Person” means and includes an individual, partnership, joint venture, corporation, trust, limited liability company or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.
“Plan” means any plan defined in Section 4021(a) of ERISA in respect of which the Company is an “employer” or a “substantial employer” as such terms are defined in ERISA.
“Pool Assets” means assets of the Company and any of its Wholly Owned Domestic Subsidiaries listed on Schedule II, to the extent modified pursuant to Section 6.12, and shall include only Specified Equipment owned legally by the Company and any of its Wholly Owned Domestic Subsidiaries.
“Prime Rate” is defined in the definition of the term Alternate Base Rate.
“Principal Office” of the Administrative Agent means 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, Delaware 19713-2107, or such other office as the Administrative Agent may hereafter designate from time to time as its “Principal Office” by notice to the Company and the Banks.
“Property” means all types of real, personal, tangible, intangible, or mixed property.
“Quarterly Payment Date” means the 15th day of each March, June, September and December of each year, the first of which shall be the first such day after the Effective Date.
“Register” is defined in Section 9.11(e).
“Regulation D” means Regulation D of the Fed Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulatory Change” means, with respect to any Bank, (a) any adoption or change after the Effective Date of or in United States federal, state or foreign laws, rules, regulations (including Regulation D) or guidelines applying to a class of banks including such Bank, (b) the adoption or making after the Effective Date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal, state or foreign laws, rules, regulations or guidelines (whether or not having the force of law) by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) any change in the interpretation or administration of any United States federal, state or foreign laws, rules, regulations or guidelines applying to a class of banks including such Bank by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof.
“Relevant Governmental Body” means the Federal Reserve Board and/or the New York Fed, or a committee officially endorsed or convened by the Federal Reserve Board and/or the New York Fed or, in each case, any successor thereto.
“Rights” means rights, remedies, powers, and privileges.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Screen Rate” is defined in the definition of “LIBO Rate”.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the New York Fed Bank Rate, as the administrator of the benchmark (or a successor administrator), on the New York Fed’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Specified Equipment” means aircraft consisting of the Boeing 737-700, Boeing 737-800, Boeing 737 MAX 7 and Boeing 737 MAX 8 models (and any later generation model of any thereof) and, as to each such aircraft, up to two spare engines suitable for use on the related airframe; provided that aircraft that is Boeing 737 MAX 7 or Boeing 737 MAX 8 may constitute Specified Equipment solely to the extent that the applicable model is issued an airworthiness certificate by the Federal Aviation Administration confirming that it is certified to fly.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” of a Person means any entity of which an aggregate of more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by such Person.
“Successor Company” is defined in Section 6.14(a).
“Taxes” means all present or future taxes, assessments, fees, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes or any other goods and services, use or sales taxes, assessments, fees or other charges at any time imposed by any Laws or Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Total Commitment” means on the Effective Date, the Banks’ Commitments.
“Tribunal” means any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.

“Type” refers to the distinction between Loans that are Alternate Base Loans and Loans that are Eurodollar Loans.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“United States” and “U.S.” each means United States of America.
“U.S. Tax Compliance Certificate” is defined in Section 2.18.
“Wholly Owned Domestic Subsidiary” means a Wholly Owned Subsidiary of the Company organized under the laws of any jurisdiction within the United States.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Withholding Agent” means the Company and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2     Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
ARTICLE II
LOANS
Section 2.1     Loans.
(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make Loans in dollars to the Company on the Effective Date in a single Borrowing, in an aggregate amount not to exceed the amount of such Bank’s Commitment.
(b) Upon the occurrence of the Borrowing on the Effective Date, the Total Commitments shall be automatically and permanently reduced by the aggregate principal amount of the Loans funded pursuant to such Borrowing, and the Commitment of each Bank shall be automatically and permanently reduced according to its Applicable Percentage. Additionally, the Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date.
Section 2.2     Committed Borrowing Procedure on the Effective Date. In order to effect a Committed Borrowing on the Effective Date, the Company shall hand deliver, telecopy or e-mail to the Administrative Agent a duly completed request for Committed Borrowing, substantially in the form of Exhibit A hereto (a “Notice of Committed Borrowing”), (i) in the case of Eurodollar Loans, not later than 11:00

a.m., New York City time, one Business Day before the Effective Date, and (ii) in the case of Alternate Base Loans, not later than 11:00 a.m., New York City time, on the Effective Date. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether the Loans then being requested are to be Eurodollar Loans, or Alternate Base Loans, (y) the Borrowing Date of such Loans (which shall be a Business Day) and the aggregate amount thereof (which shall be in the aggregate amount of $1,000,000,000) and (z) in the case of a Eurodollar Loan, the Interest Period with respect thereto (which shall not end later than the Maturity Date). If no Interest Period with respect to any Eurodollar Loan is specified in any such Notice of Committed Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly upon receipt, the Administrative Agent shall advise the other Banks of such Notice of Committed Borrowing and of each Bank’s portion of the requested Committed Borrowing by telecopier or e-mail. Each Committed Borrowing shall consist of Loans of the same Type made on the same day and having the same Interest Period.
Section 2.3     Conversions
Subject to the conditions and limitations set forth in this Agreement, the Company shall have the right from time to time to convert all or part of one Type of Loan into another Type of Loan or to continue all or a part of any Loan that is a Eurodollar Loan from one Interest Period to another Interest Period by giving the Administrative Agent written notice (by means of a Notice of Committed Borrowing) (i) in the case of Eurodollar Loans, not later than 11:00 a.m., New York City time, three Business Days before the date specified for such proposed conversion or continuation (unless a shorter period shall be agreed to by the Administrative Agent and all Banks solely with respect to the initial conversion on or after the Effective Date to the extent that the Committed Borrowing on the Effective Date is made based on the Alternate Base Rate), and (ii) in the case of Alternate Base Loans, not later than 11:00 a.m., New York City time, on the Business Day which is the date specified for such proposed conversion or continuation. Such notice shall specify (A) the proposed date for conversion or continuation, (B) the amount of the Loan to be converted or continued, (C) in the case of conversions, the Type of Loan to be converted into, and (D) in the case of a continuation of or conversion into a Eurodollar Loan, the duration of the Interest Period applicable thereto; provided that (1) Eurodollar Loans may be converted only on the last day of the applicable Interest Period, (2) except for conversions to Alternate Base Loans, no conversion shall be made while an Event of Default has occurred and is continuing and no continuations of any Eurodollar Loan from one Interest Period to another Interest Period shall be made while an Event of Default has occurred and is continuing, unless such conversion or continuation has been approved by Majority Banks, and (3) each such conversion or continuation shall be in an amount not less than $10,000,000 and shall be an integral multiple of $1,000,000. All notices given under this Section shall be irrevocable. If the Company shall fail to give the Administrative Agent the notice as specified above for continuation or conversion of a Eurodollar Loan prior to the end of the Interest Period with respect thereto, such Eurodollar Loan shall automatically be converted into an Alternate Base Loan on the last day of the Interest Period for such Eurodollar Loan.
Section 2.4     [Reserved]
Section 2.5     [Reserved]
Section 2.6     Loans
(a)    The Borrowing made by the Company on the Effective Date shall be in an aggregate principal amount of $1,000,000,000. Loans shall be made by the Banks ratably in accordance with their respective Commitments on the Effective Date; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder.

(b)    Each Loan shall be a Eurodollar Loan or an Alternate Base Loan, as the Company may request subject to and in accordance with Section 2.2 or Section 2.3, as applicable. Each Bank may at its option make any Eurodollar Loan by causing a foreign branch or Affiliate of such Bank to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement or increase the Company’s obligations to such Bank hereunder. Loans of more than one interest rate option may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Loan which, if made, would result in an aggregate of more than ten separate Interest Periods being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.
(c)    Subject to Section 2.3, each Bank shall make its portion of the Committed Borrowing on the Effective Date by paying the amount required to the Administrative Agent at the Principal Office in immediately available funds not later than 1:00 p.m., New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if Loans are not made on the Effective Date because any condition precedent shall not have been met, return the amounts so received to the respective Banks as soon as practicable.
(d)    The outstanding principal amount of each Loan shall be due and payable on the Maturity Date; provided that, upon the occurrence of an Early Maturity Event and to the extent any Loans are outstanding, all or a portion of the outstanding Loans equal to the Applicable Early Maturity Amount related to such Early Maturity Event (or, if less, the aggregate then outstanding principal amount of Loans) shall be payable as a scheduled payment on the fifth Business Day following the occurrence of such Early Maturity Event.
Section 2.7     Loan Accounts
(a)    The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. Absent manifest error, the loan accounts or records maintained by the Administrative Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.
(b)    Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts, and upon any such request the Company shall execute and deliver such Notes to such Bank. Each such Bank shall, and is hereby authorized by the Company to, endorse on the schedule attached to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof) or in its records relating to such Note an appropriate notation evidencing the date and amount of each Loan of such Bank, each payment or prepayment of principal of any Loan, and the other information provided for on such schedule. The failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Loans made by such Bank in accordance with the terms of the relevant Note.
Section 2.8     Interest on Loans
(a)    Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Rate. Interest on each Eurodollar Loan shall be payable on each Interest Payment Date applicable thereto. The applicable LIBO Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(b)    Subject to the provisions of Section 2.9, each Alternate Base Loan shall bear interest at the rate per annum equal to the Alternate Base Rate plus the Applicable Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the LIBO Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days). Interest on each Alternate Base Loan shall be payable on each Interest Payment Date applicable thereto. The applicable Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.9     Interest on Overdue Amounts. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest, to the extent permitted by Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to (i) in the case of the principal amount of any Eurodollar Loan, 2% above the rate otherwise applicable thereto and (ii) in all other cases, the Agreed Maximum Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the LIBO Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).
Section 2.10     Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)
Subject to clause (b) below, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the Screen Rate is not available or published on a current basis), for dollars such Interest Period; or

(ii)
the Administrative Agent is advised by the Majority Banks that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for dollars and such Interest Period will not adequately and fairly reflect the cost to such Banks (or Bank) of making or maintaining their Loans (or its Loan) included in such Borrowing for dollars and such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Banks by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Banks that the circumstances giving rise to such notice no longer exist, any interest election request pursuant to Section 2.3 that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
(b) Notwithstanding anything to the contrary herein or in any other Loan Paper, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Banks and the Company, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Banks comprising the Majority Banks; provided that, with respect to any such proposed amendment containing any SOFR-Based Rate, the Banks shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Banks comprising the Majority Banks have delivered to the Administrative Agent written notice that such Majority Banks accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.
(c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d) The Administrative Agent will promptly notify the Company and the Banks of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Banks pursuant to this Section 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.10.
(e) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, any interest election request pursuant to Section 2.3 that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective.
Section 2.11     Prepayment of Loans
(a)    After the date that is 90 days after the Effective Date, the Company shall have the right at any time to prepay the Loans, in whole or in part, subject to the requirements of Section 2.14 or Section 2.15 but otherwise without premium or penalty, upon at least five Business Days prior written notice to the Administrative Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000. Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing by the amount stated therein.
(b)    [reserved].
(c)    All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Amounts prepaid pursuant to this Section 2.11 may not be reborrowed.
Section 2.12     Reserve Requirements; Change in Circumstances
(a)    Notwithstanding any other provision herein, if after the date of this Agreement any Regulatory Change or change in any Law (i) shall subject the Administrative Agent or a Bank to any Taxes (other than (w) Indemnified Taxes, (x) Taxes described in clauses (c) and (e) of Excluded Taxes, (y) Other

Taxes and (z) Other Connection Taxes imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (ii) shall impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement with respect to any Eurodollar Loan against assets of, deposits with or for the account of, or credit extended by, such Bank under this Agreement, or (iii) with respect to any Eurodollar Loan, shall impose on such Bank or the Eurodollar Interbank Market any other condition, cost or expense affecting this Agreement or any Eurodollar Loan made by such Bank, and the result of any of the foregoing shall be to materially increase the actual cost to such Bank (or such Administrative Agent in the case of (i)) of maintaining its Commitment or of making, converting to, continuing or maintaining any Eurodollar Loan or to materially reduce the amount of any sum received or receivable by such Bank (or such Administrative Agent in the case of (i)) hereunder (whether of principal, interest, or otherwise) in respect thereof, then the Company shall pay to the Administrative Agent for the account of such Bank (or such Administrative Agent in the case of (i)), within ten days following delivery to the Company of the certificate specified in paragraph (c) below by such Bank (or such Administrative Agent in the case of (i)), such additional amount or amounts as will reimburse such Bank (or such Administrative Agent in the case of (i)) for such increase or reduction to such Bank (or such Administrative Agent in the case of (i)) to the extent reasonably allocable to this Agreement.
(b)    If any Bank shall have determined in good faith that any Regulatory Change regarding capital or liquidity requirements or compliance by any Bank (or its parent or any lending office of such Bank) with any request or directive issued subsequent to the Effective Date regarding capital or liquidity requirements (whether or not having the force of Law) of any Tribunal, monetary authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Bank’s (or its parent’s) capital as a consequence of its obligations hereunder to a level below that which such Bank (or its parent) could have achieved but for such Regulatory Change, or compliance (taking into consideration such Bank’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Bank to be material, then from time to time, the Company shall pay to the Administrative Agent for the account of such Bank, within ten days following delivery to the Company of the certificate specified in paragraph (d) below by such Bank, such additional amount or amounts as will reimburse such Bank (or its parent) for such reduction.
(c)    Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Regulatory Change and a change in Law, regardless of the date enacted, adopted or issued.
(d)    Each Bank or the Administrative Agent shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or (b) of this Section 2.12 (together with a good faith estimate of the amounts it would be entitled to claim in respect of such event) as promptly as practicable, but in any event on or before the date which is 60 days after the related Regulatory Change, change in any Law or other event; provided that (i) if such Bank or the Administrative Agent fails to give such notice by such date, such Bank or the Administrative Agent shall, with respect to compensation payable pursuant to paragraph (a) or (b) of this Section 2.12 in respect of any costs resulting from such Regulatory Change, change in any Law or other event, only be entitled to payment under paragraph (a) or (b) of this Section 2.12 for costs incurred from and after the date of such notice and (ii) such Bank or the Administrative Agent will take such reasonable actions, if any (including the designation of a different Applicable Lending Office for the Loans of such Bank affected by such event) to avoid the need for, or reduce the amount of, such compensation so long as such actions will not, in the reasonable opinion of such Bank or the Administrative Agent, be materially disadvantageous to such Bank or the Administrative Agent, as the case may be. A certificate of a Bank or the Administrative Agent setting forth in reasonable detail (i) the Regulatory Change, change in any Law or other event giving rise to any costs, (ii) such amount or amounts as shall be necessary to reimburse such Bank or the Administrative Agent as specified in paragraph (a) or (b) of this Section 2.12, as the case may be, and (iii) the calculation of such amount or amounts, shall be delivered to the Company (with a copy to the Administrative Agent) promptly after such Bank or the Administrative Agent determines it is entitled to payment under this Section 2.12, and shall be conclusive and binding absent manifest error. In preparing such certificate, such Bank or the Administrative Agent may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.
(e)    In the event any Bank shall seek payment pursuant to this Section 2.12 or the events contemplated under Section 2.10 or Section 2.13 shall have occurred with respect to any Bank, the Company shall have the right to replace such Bank with, and add as “Banks” under this Agreement in place thereof, one or more assignees as provided in Section 2.23(b).
(f)    Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 2.12 shall survive for one year after the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 2.13     Change in Legality
(a)    Notwithstanding anything to the contrary herein contained, if any Regulatory Change shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations in respect of Eurodollar Loans as contemplated hereby, then, by prompt written notice to the Company and to the Administrative Agent, such Bank may:
(i)    declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon the Company shall be prohibited from requesting Eurodollar Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and
(ii)    if such unlawfulness shall be effective prior to the end of any Interest Period of an outstanding Eurodollar Loan, require that all outstanding Eurodollar Loans with such Interest Periods made by it be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans.
(b)    For purposes of this Section 2.13, a notice to the Company (with a copy to the Administrative Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company. Any Bank having furnished such a notice agrees to withdraw the same promptly following any Regulatory Change that makes it lawful for such Bank to make and maintain Eurodollar Loans.
(c)    If, with respect to any Bank, a condition arises or an event occurs which would, or would upon the giving of notice, result in the payment of amounts pursuant to Section 2.12 or permit such Bank, pursuant to this Section 2.13, to suspend its obligation to make Eurodollar Loans, such Bank, promptly upon becoming aware of the same, shall notify the Company thereof and shall take such steps as may reasonably be available to it (including, without limitation, changing its Applicable Lending Office) to mitigate the effects of such condition or event, provided that such Bank shall be under no obligation to take any step that, in its good faith opinion, would (a) result in its incurring any additional costs in performing its obligations hereunder and under any outstanding Loan (unless the Company has notified such Bank of the Company’s agreement to reimburse it for the same) or (b) be otherwise adverse to such Bank in a material respect.
Section 2.14     Indemnity. The Company shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (a) any failure by the Company to fulfill on the Effective Date the applicable conditions set forth in Article IV, (b) any failure by the Company to borrow hereunder after a Notice of Committed Borrowing pursuant to Article II has been given, (c) any payment, prepayment, or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period for any reason, including without limitation the acceleration of outstanding Loans as a result of any Event of Default or (d) any failure by the Company for any reason (including without limitation the existence of a Default or an Event of Default) to pay, prepay or convert a Eurodollar Loan on the date for such payment, prepayment or conversion, specified in the relevant notice of payment, prepayment or conversion under this Agreement. The indemnity of the Company pursuant to the immediately preceding sentence shall include, but not be limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid, or converted or not borrowed, paid, prepaid or converted (based on the LIBO Rate) for the period from the date of such payment, prepayment, or conversion or failure to borrow, pay, prepay or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, pay, prepay or convert, the Interest Period for the Loan which would have commenced on the date of such failure to borrow, pay, prepay or convert) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, or converted or not borrowed, paid, prepaid or converted for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts and, in reasonable detail, the computations thereof, which such Bank is entitled to receive pursuant to this Section 2.14 shall be delivered to the Company (with a copy to the Administrative Agent) and shall be conclusive, if made in good faith, absent manifest error. The Company shall pay to the Administrative Agent for the account of each Bank the amount shown as due on any certificate within 30 days after its receipt of the same. The obligations of the Company pursuant to this Section 2.14 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 2.15     Pro Rata Treatment. Except as permitted under Section 2.12(d) and Section 2.14 with respect to interest, (a) each payment or prepayment of principal and each payment of interest with respect to the Loans shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans extended by each Bank, and (b) conversions of Loans to Loans of another Type, continuations of Loans that are Eurodollar Loans from one Interest Period to another Interest Period, and Loans which are not refinancings of other Loans shall be made pro rata among the Banks in accordance with the Applicable Percentages.
Section 2.16     Sharing of Setoffs. Each Bank agrees that if it shall through the exercise of a right of banker’s lien, setoff, or counterclaim against the Company (pursuant to Section 9.6 or otherwise), including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable Debtor Relief Law or otherwise, obtain payment (voluntary or involuntary) in respect of the Loans held by it (other than pursuant to Section 2.12, or Section 2.14) as a result of which the unpaid principal portion of the Loans held by it shall be proportionately less than the unpaid principal portion of the Loans held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Loans held by such other Bank, so that the aggregate unpaid principal amount of the Loans and participations in Loans pursuant to this Section 2.16 held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of the Loans held by it prior to such exercise of banker’s lien, setoff, or counterclaim was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff, or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff, or counterclaim with respect to any and all moneys owing by the Company to such Bank as fully as if such Bank had made a Loan directly to the Company in the amount of such participation.
Section 2.17     Payments
(a)    The Company shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in dollars, without setoff or counterclaim, to the Administrative Agent at its Principal Office for the account of the Banks, in federal or other immediately available funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal of or interest on Loans (other than pursuant to Section 2.12, and Section 2.14) ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.
(b)    Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in all such cases be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(c)    Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.
Section 2.18     Taxes. (a) Each payment by the Company under this Agreement or any Loan Papers shall be made without withholding for any Taxes, unless such withholding is required by applicable Law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable Law. If such Taxes are Indemnified Taxes, then the amount payable by the Company shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the amounts received with respect to this Agreement equal the amount which would have received had no such withholding been made.
(b)    The Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)    As soon as practicable after any payment of Indemnified Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    The Company shall indemnify the Administrative Agent and each Bank, within 30 days after demand therefor, for the full amount of Indemnified Taxes (including, without limitation, any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by the Administrative Agent or such Bank (or its beneficial owner), as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive, if made in good faith, absent manifest error.
(e)    Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for the full amount of any Taxes attributable to such Bank that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. For the avoidance of doubt, there shall be no double recovery under this paragraph where the indemnified party has been indemnified for the same loss under a separate provision of the agreement.
(f)     (i) Any Bank that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments hereunder or under any other Loan Papers shall deliver to the Company and the Administrative Agent, at the time or times requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Bank is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such forms (other than such documentation set forth in Sections 2.18(f)(ii)(A) through (E) below or any successor or substantially similar or comparable documentation thereto) shall not be required if in the Bank’s good faith judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense (or, in the case of a change in Law, any incremental material unreimbursed cost or expense), unless indemnified by the Company in an amount reasonably satisfactory to such Bank, or would materially prejudice the legal or commercial position of such Bank. If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Bank, such Bank shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy)

notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii) Without limiting the generality of the foregoing, any Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Bank”) shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(A)    duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;
(B)    duly completed copies of Internal Revenue Service Form W-8ECI;
(C)    in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that (i) such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, and (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (ii) the interest payments in question are not effectively connected with the United States trade or business conducted by such Bank (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable;
(D)    to the extent a Foreign Bank is not the beneficial owner (for example, where the Foreign Bank is a partnership or participating Bank granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or F-3 (as applicable), Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Bank is a partnership (and not a participating Bank) and one or more beneficial owners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such beneficial owner; or
(E)    any other form prescribed by Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Company to determine the withholding or deduction required to be made.

(iii) If a payment made to a Bank under this Agreement or any other Loan Papers would be subject to U.S. Federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Withholding Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Bank has or has not complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.

(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including additional amounts paid pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.18(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.18(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.18(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)    The provisions of this Section 2.18 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
(i)    For purposes of this Section 2.18, the term “Bank” includes the term “applicable Law” includes FATCA.
Section 2.19     Calculation of LIBO Rates. The provisions of this Agreement relating to calculation of the LIBO Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Bank shall be entitled to fund and maintain its funding of all or any part of a Eurodollar Loan as it sees fit. All such determinations hereunder, however, shall be made as if each Bank had actually funded and maintained funding of each Eurodollar Loan through the purchase in the Eurodollar InterBank Market of one or more eurodollar deposits in an amount equal to the principal amount of such Loan and having a maturity corresponding to the Interest Period for such Loan.
Section 2.20     Booking Loans. Subject to Section 2.18, any Bank may make, carry, or, transfer Loans at, to, or for the account of any of its branch offices or the office of any Affiliate.

Section 2.21     Quotation of Rates. It is hereby acknowledged that the Company may call the Administrative Agent on or before the date on which notice of a Borrowing, continuation or conversion is to be delivered by the Company in order to receive an indication of the rate or rates then in effect, but that such projection shall not be binding upon the Administrative Agent or any Bank nor affect the rate of interest which thereafter is actually in effect when the election is made.
Section 2.22     Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, the Administrative Agent shall deliver written notice to such effect, upon the Administrative Agent’s obtaining knowledge of such event, to the Company and such Defaulting Bank, and the following provisions shall apply for so long as such Bank is a Defaulting Bank:
(a)    The Commitment and outstanding Loans of such Defaulting Bank shall not be included in determining whether all Banks or the Majority Banks have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.1), provided that any waiver, amendment or modification requiring the consent of all Banks or each affected Bank which would increase or extend the term of the Commitment or the Maturity Date of Loans of such Defaulting Bank or which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank.
(b)    Any amount payable to such Defaulting Bank hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Bank pursuant to Section 2.16, but excluding amounts payable pursuant to Section 2.23) shall, in lieu of being distributed to such Defaulting Bank, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder, (ii) second, to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iii) third, to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by any Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, (iv) fourth, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, and (v) fifth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction, provided, with respect to this clause (v), that if such payment is (x) a prepayment of the principal amount of any Loans and (y) made at a time when the conditions set forth in clauses (c)-(e) of Section 4.1 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Banks pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Bank.
In the event that the Administrative Agent and the Company each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank or upon receipt by the Administrative Agent of the confirmation referred to in clause (c) of the definition of “Defaulting Bank”, as applicable, then on such date such Bank shall purchase at par such portion of the Loans of the other Banks as the Administrative Agent shall determine may be necessary in order for such Bank to hold such Loans ratably in accordance with its Applicable Percentage.
Section 2.23     Mitigation Obligations; Replacement of Banks.
(a)    If any Bank requests compensation under Section 2.12 or Section 2.18, or if the Company is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.12 or Section 2.18, then such Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.18 in the future and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.
(b)    If (i) any Bank requests compensation under Section 2.12 or Section 2.18, (ii) the Company is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.12 or Section 2.18, (iii) an event contemplated under Section 2.10 or Section 2.13 shall have occurred with respect to any Bank or (iv) any Bank becomes a Defaulting Bank, then, in each case, the Company may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (except for certain customary representations and warranties, in accordance with and subject to the restrictions contained in Section 9.10), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or Section 2.18 or payments required to be made pursuant to Section 2.12 or Section 2.18, such assignment will result in a reduction in such compensation or payments. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
ARTICLE III
[RESERVED]
ARTICLE IV
CONDITIONS OF LENDING
Section 4.1     Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a)    The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Company, each Person listed on Schedule I and each of the other parties hereto.
(b)    The Administrative Agent shall have received the following, each dated (unless otherwise indicated) the Effective Date:
(i)    Officer’s Certificates dated the Effective Date certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors or Executive Committee, as appropriate, of the Company authorizing the Company to borrow and effect other transactions hereunder, (ii) a true and correct copy of the Company’s bylaws in effect on the date hereof, (iii) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (iv) the truth of the representations and warranties made by the Company in this Agreement (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (v) the absence of the occurrence and continuance of any Default or Event of Default.
(ii)    A copy of the Company’s charter and all amendments thereto, accompanied by certificates that such copy is correct and complete, one certificate dated within a reasonable time prior to the Effective Date and issued by the Secretary of State of Texas and one certificate dated the Effective Date and executed by the corporate secretary or assistant secretary of the Company.
(iii)    Certificates (dated within twenty days prior to the Effective Date) of existence and good standing of the Company from appropriate officials of Texas.
(iv)    The written opinions of internal and outside counsel to the Company and counsel to the Administrative Agent, substantially in the form set out in Exhibits C-1, C-2 and C-3, respectively, each dated the Effective Date.
(v)    An Administrative Questionnaire (dated any date on or prior to the Effective Date) completed by each Bank which is a party hereto on the Effective Date.
(vi)    Such other agreements, documents, instruments, opinions, certificates, and evidences as the Administrative Agent may reasonably request prior to the Effective Date.
(c)    Any fees or expenses of the Administrative Agent and the Banks that have been invoiced and that are required to be paid on or before the Effective Date shall have been paid.
(d)    The representations and warranties contained in Article V are correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the Effective Date, before and after giving effect to such Committed Borrowing.
(e)    No event has occurred and is continuing, or would result from such Committed Borrowing, which constitutes either a Default or an Event of Default.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Administrative Agent and Banks as follows:
Section 5.1     Organization, Authority and Qualifications
(a)    The Company and each of its Material Subsidiaries is a Person duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization;
(b)    The Company has the corporate power and authority to execute, deliver, and perform this Agreement and the other Loan Papers to which it is a party and to borrow hereunder;
(c)    On the Effective Date, the Company and each of its Material Subsidiaries is duly qualified as a foreign Person to do business and is in good standing in every jurisdiction where the character of its Properties or nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and
(d)    On the Effective Date, the Company has no Material Subsidiaries.
Section 5.2     Financial Statements. The Current Financials present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries on the date thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the period then ended, all in conformity with GAAP. Except for transactions related to or contemplated by the Loan Papers and transactions disclosed in Forms 10-K and 8-K that the Company shall have filed with the Securities and Exchange Commission before the Effective Date, there has been no Material Adverse Change since December 31, 2019.
Section 5.3     Compliance with Agreement and Laws. On the Effective Date, neither the Company nor any of its Material Subsidiaries is in default in any material respect under the provisions of any instrument evidencing any material obligation, indebtedness, or liability of the Company or any of its Material Subsidiaries or of any agreement relating thereto. Neither the Company nor any of its Material Subsidiaries is in violation of any Law, which default or violation would have a Material Adverse Effect.
Section 5.4     Authorization; No Breach; and Valid Agreements. The execution, delivery, and performance of this Agreement, the borrowings hereunder, and the execution, delivery, and performance of the other Loan Papers to which it is a party by the Company have been duly authorized by all requisite corporate action on the part of the Company and will not violate its charter or bylaws and will not violate any Law or any order of any Tribunal, and will not conflict with, result in a breach of the provisions of or constitute a default under, or result in the imposition of any Lien upon the Property of the Company pursuant to the provisions of, any material loan agreement, credit agreement, indenture, mortgage, deed of trust, franchise, permit, license, note, contract, or other material agreement or instrument to which the Company is now a party. The Loan Papers that include obligations of the Company are the legal, valid and binding obligations of the Company and are enforceable in accordance with their respective terms, except as such enforceability may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.
Section 5.5     Litigation and Judgments. Except as previously disclosed to the Administrative Agent in writing, neither the Company nor any of its Subsidiaries is either party to or aware of the threat of any Litigation which has, in the Company’s opinion, a reasonable probability of success and which, if determined adversely to the Company or such Subsidiary, would have a Material Adverse Effect. To the knowledge of the Company, on the Effective Date there is no outstanding unsatisfied money judgment against the Company or any of its Subsidiaries in an amount in excess of $50,000,000, and there are no outstanding unsatisfied money judgments against the Company or any of its Subsidiaries which individually or in the aggregate have or would have a Material Adverse Effect.
Section 5.6     Ownership of Properties. The Company and each of its Material Subsidiaries has good and marketable title (except for Permitted Liens) to all of the Pool Assets, and owns or has valid leasehold (or, in the case of intellectual property, license) interests in all of its other material Properties which are owned or used in connection with its business.
Section 5.7     Taxes. To the extent that failure to do so would have a Material Adverse Effect, the Company and each of its Material Subsidiaries has filed all Tax returns or reports required of it and has paid all Tax liability shown thereon as due to the extent the same has become due and before it may have become delinquent (except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves have been established). As of the Effective Date, the federal income tax liability of the Company and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years at least up to and including the taxable year ended December 31, 2017.
Section 5.8     Approvals Required. Neither the execution and delivery of this Agreement and the other Loan Papers to which it is a party by the Company, nor the consummation by the Company of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording, or filing of any document with, or the taking of any other action in respect of any Tribunal except for the routine filing of copies of this Agreement and certain other Loan Papers with the Securities and Exchange Commission, except for any of the foregoing required of any Bank or the Administrative Agent.
Section 5.9     Business; Status as Air Carrier. The Company is an air carrier engaged in scheduled air transportation and is in all material respects duly qualified and licensed under all applicable Laws to carry on its business as a scheduled airline currently subject to regulation by the Federal Aviation Administration and the Department of Transportation.
Section 5.10     ERISA Compliance. The Company is in compliance in all material respects with ERISA and the rules and regulations thereunder. No Plan of the Company has materially failed to satisfy the “minimum funding standards” of ERISA or is in “at risk” status (within the meaning of ERISA).
Section 5.11     Insurance. The Company maintains with insurance companies or associations of recognized responsibility (or, as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its Properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance, self-insurance and deductibles) as it determines to be prudent and consistent with its insurance and loss prevention policies, and in such forms and covering such risks as may then be customary with airlines of a comparable credit standing flying equipment and routes comparable to the Company.
Section 5.12     Purpose of Loan. The proceeds of the Loans will be used for general corporate purposes, including acquisitions, and no part of the proceeds of any Loan will be used for any purpose which would violate, or be inconsistent with, any of the margin regulations of the Fed Reserve Board.
Section 5.13     Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
Section 5.14     General. As of the Effective Date, there is no material fact or condition relating to the financial condition and business of the Company and its Subsidiaries which is not reflected in its most recently filed financial statements or any posted SEC Form 8-K which has a Material Adverse Effect and which has not been related, in writing, to the Administrative Agent, other than industry-wide risks in the ordinary course of business associated with the types of business conducted by the Company and its Subsidiaries.
Section 5.15     EEA Financial Institutions. The Company is not an EEA Financial Institution.

Section 5.16     Anti-Corruption Laws and Sanctions . The Company has implemented and maintains in effect policies and procedures designed to maintain material compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees, and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (a) the Company, any of its Subsidiaries or to the knowledge of the Company or such Subsidiary of the Company any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not be in breach of this Section 5.16 or Section 6.3 if it operates any of its aircraft (including any Pool Asset) in a Sanctioned Country for which it has obtained legal authority from the United States government to conduct operations in such Sanctioned Country.
ARTICLE VI
COVENANTS
So long as the Company may borrow hereunder and until the Obligations have been paid in full, the Company covenants as follows:
Section 6.1     Performance of Obligations. The Company shall duly and punctually pay and perform each of the Obligations under this Agreement and the other Loan Papers under which the Company has Obligations.
Section 6.2     Compliance with Laws. The Company shall comply, and shall cause each of its Material Subsidiaries to comply, in all material respects with all applicable Laws, except for any noncompliance which individually or in the aggregate would not have a Material Adverse Effect, and such compliance shall include, without limitation, paying before the same become delinquent all Taxes imposed upon the Company or any of its Material Subsidiaries or its or their Properties, except to the extent contested diligently and in good faith by proper proceedings, and for which adequate reserves are established in accordance with GAAP.
Section 6.3     Maintenance of Existence, Licenses and Franchises: Compliance With Agreements. Except to the extent otherwise permitted in Article VI, the Company shall maintain, and shall cause each of its Material Subsidiaries to maintain, its existence, and the Company shall preserve and maintain, and shall cause each of its Material Subsidiaries to preserve and maintain, all material licenses, privileges, franchises, certificates, authorizations, and other permits and agreements necessary for the operation of its business. The Company shall comply, and shall cause each of its Material Subsidiaries to comply, with all material agreements binding on it or affecting its properties or business, except for any noncompliance which individually or in the aggregate would not have a Material Adverse Effect. The Company shall maintain in effect and enforce policies and procedures designed to cause material compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 6.4     Maintenance of Properties. (a) The Company shall, and shall cause each of its Material Subsidiaries to, cause all of its Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair, and working order, and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times.
(b) The Company shall, at its expense, maintain, service, repair, overhaul, improve, and rebuild the Aircraft so as to keep all Aircraft in good operating condition and as required to meet, no later than the applicable termination date (i.e., the date by which compliance with such standards is required), the airworthiness standards of the Federal Aviation Administration and the Department of Transportation (to the extent such standards are applicable to the Aircraft) or the standards observed by the Company with respect to Property of similar type, whichever is higher. The Company shall maintain, service, repair and overhaul all Aircraft in compliance with its Federal Aviation Administration approved maintenance program. The Company shall comply with all Laws of Tribunals having jurisdiction over the Company or the Aircraft, including all applicable requirements of the Federal Aviation Administration and the Department of Transportation as to operation, maintenance, or use of the Aircraft. In the event that any such Law requires alteration of any Aircraft, the Company shall conform thereto or obtain conformance therewith at no expense to the Administrative Agent or the Banks no later than the applicable termination date (i.e., the date by which such alteration is required).
(c) Notwithstanding anything to the contrary in this Section 6.4, (A) (i) the Company may place an Aircraft in storage in accordance with the Company’s standard storage procedures, (ii) an Aircraft (or any component thereof) may undergo maintenance in accordance with the Company’s Federal Aviation Administration approved maintenance program and (iii) an Aircraft may be grounded by applicable government authorities, in each case, without the necessity of keeping such Aircraft in good operating condition or maintaining such Aircraft’s airworthiness certification or otherwise complying with the foregoing provisions of this Section 6.4, (B) the Company may contest the applicability of any Laws or directives described in this Section 6.4 in any reasonable manner and defer compliance therewith until such contest is finally determined or adjudicated, so long as, notwithstanding such deferred compliance with respect to any Aircraft, the Company keeps such Aircraft in good operating condition and maintains such Aircraft’s airworthiness certification and (C) the Company may defer maintenance and defer conformity with any airworthiness directive in a manner that is consistent with its Federal Aviation Administration approved maintenance program and applicable Laws; provided that if any Aircraft that is a Pool Asset that has been placed into storage or grounded as provided in the preceding clause (A) is not in good operating condition or lacks airworthiness certification (any such Aircraft, a “Non-Compliant Pool Aircraft”) for a period of more than 30 days, then, within 60 days of the end of such 30 day period the Company shall be required to replace such Aircraft with another Aircraft in compliance with Section 6.12(b) hereof; provided, further, that the Company shall not permit the Appraised Value of all Non-Compliant Pool Aircraft at any time to exceed an amount equal to 7.5% of the Appraised Value of all Pool Assets at such time for a period of more than ten Business Days.
Section 6.5     Maintenance of Books and Records. The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity in all material respects with GAAP will be made in respect of all financial dealings and transactions that are, individually or in the aggregate, material in relation to their business and activities.
Section 6.6     Inspection. At reasonable times and upon reasonable notice, the Company shall permit, and shall cause each of its Material Subsidiaries to permit, any employees and other representatives of the Administrative Agent or any Bank (provided that any visit or examination by any Bank must be coordinated in advance with the Administrative Agent), during normal business hours, (1) to visit the Company and inspect any Properties, (2) to examine and make extracts from all books of account and all records that relate to the financial operations of the Company (subject to any confidentiality agreements, copyright restrictions, and similar limitations), and (3) to discuss the Company’s and Material Subsidiaries’ affairs, finances, Properties, condition (financial or otherwise) and accounts with the Company’s and Material Subsidiaries’ officers, in each case of the preceding clauses (1) and (2), for the purpose of verifying the accuracy of the various reports delivered by the Company to the Administrative Agent and the Banks pursuant to this Agreement or otherwise ascertaining compliance this Agreement and at such times and as often as may be reasonably requested, but in any event in the case of the preceding clauses (1) and (2), so long as no Event of Default has occurred and is continuing, no more than one time per year; provided, however, that (a) any such inspection of Aircraft (i) shall be limited to the Pool Assets, (ii) shall be a visual, walk-around inspection and (iii) may not include opening any panels, bays or the like, (b) no exercise of any inspection rights provided for in this Section 6.6 shall interfere with the normal operation or maintenance of any Aircraft by, or the business of, the Company, and (c) the Administrative Agent and each Bank shall cause their respective employees and representatives to hold in strict confidence all information acquired pursuant to the Administrative Agent’s or Bank’s Rights under this Section 6.6, except for disclosure to any Affiliate of a Bank as a necessary part of the administration of this Agreement and necessary disclosure to participants in the Loans, disclosure in connection with disputes relating to the Loan Papers, or disclosure compelled by judicial or administrative process or by other requirements of Law.
Section 6.7     Insurance. The Company shall maintain insurance on its Properties with insurers or associations of recognized standing in such amounts (including by way of self-insurance) as it determines to be prudent and consistent with its insurance and loss prevention policies, and in such forms and covering such risks as may then be customary with airlines of a comparable credit standing flying equipment and routes comparable to the Company. Without in any way limiting the foregoing, the Company shall maintain insurance on the Aircraft, including “all-risk” hull insurance and aviation liability insurance, consistent with the previous sentence.
Section 6.8     Appraisals.
(a) On the Effective Date, the Company shall deliver a list of the Pool Assets and estimated current market value of the Pool Assets to the Administrative Agent (for onward distribution to the Banks).
(b) On each Appraisal Delivery Date, the Company shall submit an Appraisal of the Pool Assets to the Administrative Agent (for onward distribution to the Banks) as of the date which is no more than 30 days prior to such Appraisal Delivery Date; and provided, however, that if such Appraisal is to be delivered on such Appraisal Delivery Date as a consequence of clause (b) of the definition thereof, the Appraisal to be delivered on such date shall only be in respect of the assets to be removed from and/or added to the Pool Assets.
Section 6.9     Coverage Ratio. The Company shall maintain at all times a Coverage Ratio of not less than 1.25 to 1.0.
Section 6.10     Reporting Requirements. The Company shall furnish to the Administrative Agent (with sufficient copies for each Bank):
(a)    Within 120 days after the last day of each fiscal year of the Company, Financial Statements (it being understood that delivery of the Company’s annual report on Form 10-K for any fiscal year as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal year) showing the consolidated financial condition and results of operations of the Company and its Subsidiaries as of, and for the year ended on, such last day, accompanied by (i) the opinion, without material qualification, of Auditors, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its consolidated Subsidiaries for the periods presented and (ii) a Financial Report Certificate;
(b)    Within 60 days after the last day of each of the first three fiscal quarters of the Company (i) Financial Statements showing the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as of and for the period from the beginning of the current fiscal year to, such last day (it being understood that delivery of the Company’s quarterly report on Form 10-Q for any fiscal quarter as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal quarter), and (ii) a Financial Report Certificate;
(c)    (i) Promptly after mailing, true copies of all reports, statements, documents, plans, and other written communications furnished by or on behalf of the Company or any of its Subsidiaries to stockholders generally and (ii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S‑8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;
(d)    Notice, promptly after the Company or any of its Material Subsidiaries knows or has reason to know of a Default or Event of Default, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking, or proposes to take with respect thereto;
(e)    Prompt notice of any legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company, except proceedings which, if adversely determined, would not have a Material Adverse Effect or proceedings with respect to which the Company, in good faith and upon consultation with outside counsel, believes an adverse determination in respect thereof to be unlikely; and
(f)    Promptly upon the Administrative Agent’s reasonable request, such other relevant information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Company and any of its Material Subsidiaries.
In the case of paragraphs (a), (b) and (c) above (other than the Financial Report Certificate), the Company may satisfy the reporting requirements in respect thereof by making the documents referred to therein available to the Banks on its website or posted on the Security and Exchange Commission’s website at www.sec.gov. In the case of paragraphs (a), (b), (c), (d), (e) and (f) above (other than the Financial Report Certificate), each Bank that is a lender under the Existing Revolver agrees that to the extent any of the deliveries required by this Section 6.10 are delivered to such Bank by the Company under the Existing Revolver in accordance with its terms (whether delivered pursuant to the preceding sentence or otherwise), the Company shall be deemed to have satisfied the applicable reporting requirement under this Section 6.10 solely with respect to delivery to such Bank. Notwithstanding the foregoing, the Company shall deliver hard copies of any such documents to any Bank that notifies the Company that such delivery is required by any Laws applicable to such Bank.

Section 6.11     Use of Proceeds. Proceeds advanced hereunder shall be used only as represented herein. The Company shall not request any Loan, and the Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 6.12     Pool Assets. The Company (i) will ensure that the Appraised Value of the Pool Assets shall satisfy the Collateral Coverage Test (based upon the most recent Appraisal delivered to the Administrative Agent and the Banks pursuant to the provisions of Section 6.8), and (ii) will not (and will not permit any Wholly Owned Domestic Subsidiary to) convey, sell, lease, transfer or otherwise dispose of, whether voluntarily or involuntarily (it being understood that loss of property due to theft, destruction, confiscation, prohibition on use or similar event shall constitute a disposal for purposes of this covenant), or remove or substitute, any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) or agree to do any of the foregoing in respect of the Pool Assets at any future time, except that:
(a)    so long as no Event of Default exists, the Company or any of its Wholly Owned Domestic Subsidiaries owning a Pool Asset may replace a Pool Asset with another asset of the Company or such Wholly Owned Domestic Subsidiary (or any other Wholly Owned Domestic Subsidiary) (and Schedule II shall be modified to reflect such replacement), provided that (A) such replacement shall be made on at least a dollar-for-dollar basis based upon (x) in the case of the asset being removed from the Pool Assets, the Appraised Value of such Pool Asset (as determined by the most recently delivered Appraisal with respect to such Pool Asset) and (y) in the case of the asset being added to the Pool Assets, the Appraised Value of such asset (as determined by an Appraisal performed at (or relatively contemporaneously with) the time of such replacement), and (B) prior to effecting the replacement, the Company shall have delivered an Officer’s Certificate to the Administrative Agent certifying compliance with this Section 6.12 and attaching to such certificate the Appraisal required by Section 6.8;
(b)    so long as no Event of Default exists or would result therefrom, the Company or any of its Wholly Owned Domestic Subsidiaries owning a Pool Asset may remove an asset from the Pool Assets (and Schedule II shall be modified to reflect such removal), provided that (A) after giving effect to such removal, the Appraised Value of the remaining Pool Assets (as determined by an Appraisal of all Pool Assets performed at (or relatively contemporaneously with) the time of such removal) shall satisfy the Collateral Coverage Test, and (B) prior to effecting the removal, the Company shall have delivered an Officer’s Certificate to the Administrative Agent certifying that, and providing calculations demonstrating that, after giving effect to such removal, the Appraised Value of the Pool Assets shall satisfy the Collateral Coverage Test, and otherwise certifying compliance with this Section 6.12 and attaching to such certificate Appraisals of all Pool Assets obtained in connection with such removal; and
(c)    in the event (x) that an Appraisal furnished pursuant to Section 6.8 discloses that the Collateral Coverage Test is not satisfied or (y) the Collateral Coverage Test is not satisfied following an involuntary disposal of any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) (whether by loss of property due to theft, destruction, confiscation, prohibition on use, any similar event or otherwise), based upon the most recent Appraisal of the Pool Assets (from which the appraised values of the Pool Assets which are the subject of the involuntary disposition shall be subtracted) furnished pursuant to Section 6.8, the Company shall within 60 days after the date of such Appraisal or involuntary disposal, as the case may be, designate additional assets as Pool Assets to the extent that, after giving effect to such designation, the

Appraised Value of the Pool Assets, based on the most recently delivered Appraisal with respect to assets already constituting Pool Assets and based on an Appraisal performed at (or relatively contemporaneously with) the time of such addition with respect to assets being added to Pool Assets, shall satisfy the Collateral Coverage Test (and Schedule II shall be modified to reflect such addition), provided that (A) at the time of such addition, the Administrative Agent and the Banks shall have received an Officer’s Certificate certifying that the conditions set forth in this Section 6.12 shall have been satisfied after giving effect to such addition and attaching thereto such Appraisal, and (B) the asset being added shall constitute Specified Equipment.
Section 6.13     Restrictions on Liens. (a) The Company will not, nor will it permit any Subsidiary to, create, assume or suffer to exist any Lien upon or with respect to the Pool Assets, or enter into any arrangement with any Person that would materially negatively impact the value of any Pool Asset realizable by any third party or assign any right to receive the proceeds from the sale, transfer or disposition of any of the Pool Assets, or file or authorize the filing with respect to any of the Pool Assets of any financing statement naming the Company or any Subsidiary as debtor under the Uniform Commercial Code or any similar notice of Lien naming the Company or any Subsidiary as debtor under any similar recording or notice statute (including, without limitation, any filing under Title 49, United States Code, Section 44107), other than Permitted Liens affecting Pool Assets.
(b) The Company will not enter into or suffer to exist, and will not permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any first priority Lien upon any Pool Asset to secure Debt or other obligations of the Company or of any Subsidiary of the Company that holds Pool Assets.
Section 6.14     Mergers and Dissolutions. (a) The Company will not merge or consolidate with any other person unless:
(i)no Default or Event of Default has occurred and is continuing or would result therefrom;
(ii)    the Company is the surviving corporation or, if otherwise, (x) such other Person or continuing corporation (the “Successor Company”) is a corporation or other entity organized under the laws of a state of the United States and (y) such Successor Company is a U.S. certificated air carrier; and
(iii)    in the case of a Successor Company, the Successor Company shall (A) execute, prior to or contemporaneously with the consummation of such transaction, such agreements, if any, as are in the reasonable opinion of the Administrative Agent, necessary or advisable to evidence the assumption by the Successor Company of liability for all of the obligations of the Company hereunder and the other Loan Papers, and (B) cause to be delivered to the Administrative Agent and the Banks such legal opinions (which may be from in-house counsel) as any of them may reasonably request in connection with the matters specified in the preceding clause (A) and (C) provide such information as each Bank or the Administrative Agent reasonably requests in order to perform its "know your customer" due diligence with respect to the Successor Company.
Upon any consolidation or merger in accordance with this Section 6.14(a) in any case in which the Company is not the surviving corporation, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Successor Company had been named as the Company herein. No such consolidation or merger shall have the effect of releasing the Company or any Successor Company which shall theretofore have become successor to the Company in the manner prescribed in this Section 6.14(a) from its liability with respect to any Loan Paper to which it is a party.
(b) The Company will not liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).
Section 6.15     Assignment. The Company will not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers to which it is a party.
Section 6.16     Amendments. The Company shall not amend, modify, or change the terms or provisions of that certain revolving credit facility agreement (the “Revolving Credit Agreement”) dated as of August 3, 2016 among the Company, the banks party thereto, JPMorgan Chase Bank, N.A., as paying agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-administrative agents, and the other parties party thereto, as amended, restated, supplemented, replaced or otherwise modified from time to time, if the effect thereof, either individually or in the aggregate, would make the terms of the Revolving Credit Agreement to be more restrictive to the Company unless this Agreement is amended in accordance with Section 9.1 hereof to add comparable terms or provisions.
ARTICLE VII
EVENTS OF DEFAULT; REMEDIES
Section 7.1     Events of Default. Any one or more of the following events shall be “Events of Default” hereunder (which shall include by definition the expiration of any grace period with respect thereto), whether the same shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):
(a)    Payment of Obligation. Failure to pay any principal of any Loan when due whether at maturity, by declaration as authorized by this Agreement, or otherwise; or failure to pay, within five Business Days after the due date thereof, any interest on any Loan; or failure to pay, within five Business Days after the due date thereof, or if no due date therefor is herein specified within five Business Days after written demand therefor is given to the Company by the Administrative Agent, any fee or other amount payable by the Company hereunder or under any of the other Loan Papers.
(b)    Covenants. Default shall be made in the observance or performance of any other of the covenants, conditions, and agreements on the part of the Company (or in the case of Section 6.12, on the part of any Subsidiary having any Pool Assets) contained herein, or in any other Loan Papers and such default shall continue for a period of 30 days (or, in the case of Section 6.9, five Business Days) after the Administrative Agent shall have given the Company notice thereof in writing; provided that failure to comply with Section 6.8(b) arising from the failure to deliver the Appraisal on the Appraisal Delivery Date described in clause (a) of the definition of Appraisal Delivery Date shall not be subject to the grace period pursuant to this Section 7.1(b) and constitute an immediate Event of Default.
(c)    Debtor Relief. The Company or any Material Subsidiary shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, arrangement, composition, liquidation, receivership, or similar relief under any Debtor Relief Law, or shall file a petition to take advantage of any Debtor Relief Law, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall fail generally to pay its debts as they become due, or shall consent to the appointment of any receiver, trustee, custodian or liquidator of it or all or a substantial part of its Property; or a proceeding or action shall be instituted or commenced against the Company or any

Material Subsidiary seeking an order for relief or a reorganization, arrangement, composition, liquidation, receivership, or similar relief under any Debtor Relief Law or seeking the appointment, without the consent of the Company or any Material Subsidiary, of any receiver, trustee, custodian or liquidator of it or all or a substantial part of the Property of the Company or any Material Subsidiary and such proceeding or action shall remain undismissed or unstayed for a period of 90 days; or an order, decree, or judgment for an involuntary petition adjudicating the Company or any Subsidiary insolvent shall be entered by any court of competent jurisdiction and shall remain undismissed or unstayed for a period of 90 days.
(d)    Payment of Judgments. The Company or any of its Material Subsidiaries fails to pay any judgment or order for the payment of money in excess of $50,000,000 rendered against it or any of its assets (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect thereof) and either (i) any enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) the same shall not be discharged (or provisions shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Material Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.
(e)    Default on Other Debt or Security. The Company or any Material Subsidiary shall (i) fail to pay any principal of or interest on any Debt (other than the Obligation) the principal or face amount of which exceeds $50,000,000 when due (or, where permitted, within any applicable grace period), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and such default continues unremedied for five Business Days after such due date or applicable grace period, or (ii) fail to perform or observe any other provision (other than a provision that is substantially identical to a provision in this Agreement) contained in any agreement securing or relating to such Debt (or any other breach or default under such Debt agreement occurs) if the effect of such failure to perform or observe such other provisions (or breach or default) is to cause such Debt to become due prior to its stated maturity; provided, however, that if any such failure, breach or default shall be waived or cured (as evidenced by a writing from such holder or trustee) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such failure, breach or default shall be deemed likewise to have been thereupon waived or cured.
(f)    ERISA. Any “Reportable Event” as such term is defined in ERISA under any Plan, or the appointment by an appropriate Tribunal of a trustee to administer any Plan, or the termination of any Plan within the meaning of Title IV of ERISA, and any of the foregoing results in a material liability to the Pension Benefit Guaranty Corporation; or any Plan fails to satisfy the “minimum funding standards” of ERISA or is determined to be in “at risk” status (within the meaning of ERISA).
(g)    Misrepresentation. Any representation or warranty made by the Company is untrue in any material respect, or any certificate, schedule, statement, report, notice or writing (excluding any Appraisal, for which the Company makes no representation) furnished by the Company to the Administrative Agent or to the Banks, or any of them, is untrue in any material respect on the date as of which the facts set forth are stated or certified, shall remain material at the time of discovery and shall, if curable, remain incorrect in any material respect after 30 days after written notice thereof to the Company (it being understood that any failure by the Company to include within any such schedule, statement, report, notice, or writing any information the omission of which would cause the material included to be misleading shall be as much an untruth as a false statement contained therein).
Section 7.2     Remedies Upon Default. If an Event of Default specified in Section 7.l(c) occurs, the obligation of each Bank to make Loans hereunder shall thereupon automatically terminate (unless previously terminated) and the aggregate unpaid principal balance of and accrued interest on the Obligation shall thereupon become due and payable concurrently therewith, without any action by the Administrative Agent or any Bank and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Except as set forth in the preceding sentence, should any other Event of Default occur and be continuing, the Administrative Agent may, and if requested by the Majority Banks, shall, do any one or more of the following:
(a)    Acceleration. Declare (by written notice to the Company) the entire unpaid balance of the Loans, all interest accrued and unpaid thereon and the other Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable, without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or other notice of any kind (except any notice or demand specified in this Agreement), all of which are hereby expressly waived.
(b)    Termination. Terminate the Commitments by written notice to the Company (unless previously terminated).
(c)    Judgment. Reduce any claim to judgment.
(d)    Rights. Exercise any and all legal and equitable Rights available to it.
Section 7.3     Remedies in General. If any Event of Default shall occur and be continuing, the Administrative Agent may immediately proceed to protect and enforce all or any Rights with respect thereto contained in this Agreement or any other Loan Papers or may enforce any other legal or equitable Rights. Any Right may be exercised from time to time, independently or concurrently, and as often as shall be deemed expedient. No waiver of any Event of Default shall extend to any subsequent Event of Default.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
Section 8.1     Authorization and Action. Each Bank hereby irrevocably appoints and authorizes JPMorgan Chase Bank, N.A. to act as its Administrative Agent hereunder and under each of the other Loan Papers. JPMorgan Chase Bank, N.A. consents to such appointment as Administrative Agent and agrees to perform the duties of the Administrative Agent hereunder and under the other Loan Papers. Each Bank authorizes and directs the Administrative Agent to act on its behalf and to exercise such powers under this Agreement as are specifically delegated to or required of the Administrative Agent by the terms hereto, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Papers (including, without limitation, enforcement or collection of the Loans or Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Loans or Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to liability or which is contrary to this Agreement or applicable Law.
Section 8.2     Administrative Agent’s Reliance, Etc. None of the Administrative Agent and its respective Affiliates, directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Papers (i) with the consent or at the request of the Majority Banks (or all the Banks, if required) or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties that the Administrative Agent and its directors, officers, agents, and employees shall have no liability for actions and omissions under this

Section 8.2 resulting from their ordinary contributory negligence). Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of each Loan or Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made by or on behalf of the Company in or in connection with any Loan Paper; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Loan Paper or to inspect the property (including the books and records) of the Company or any of its Subsidiaries; (v) shall have no responsibility to ensure the satisfaction of any condition set forth in Article IV or elsewhere herein other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vi) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Paper or any other instrument or document furnished pursuant hereto or thereto; (vii) shall incur no liability under or in respect of any Loan Paper by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or e-mail) reasonably believed by it to be genuine and signed or sent by the proper party or parties; and (viii) may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.
Section 8.3     Rights of the Administrative Agent as Bank. With respect to their Commitments and the Loans, if any, made by them and the Notes, if any, issued to them, the Administrative Agent and its Affiliates shall have the same rights and powers under this Agreement or any other Loan Paper as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include the Administrative Agent, in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of the Subsidiaries and any Person who may do business with or own securities of the Company or of the Subsidiaries, all as if such Bank were not the Administrative Agent, and without any duty to account therefor to the Banks.
Section 8.4     Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the Current Financials and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
Section 8.5     Administrative Agent’s Indemnity. The Administrative Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement or the Loans or Notes unless indemnified to the Administrative Agent’s satisfaction by the Banks against loss, cost, liability, and expense. If any indemnity furnished to the Administrative Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks severally but not jointly agree to indemnify the Administrative Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Loans then held by each of them (or ratably according to either (i) if prior to funding of the Loans, the respective amounts of their Commitments, or (ii) if upon and after funding of the Loans, the respective amounts of the Loans outstanding hereunder; provided that, in the case of Section 2.22, when a Defaulting Bank shall exist, any such Defaulting Bank’s Commitment shall be disregarded in the calculation), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Papers (including, without limitation, any action taken or omitted under Article II of this Agreement); provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Administrative Agent’s fraud, gross negligence or willful misconduct. Each Bank agrees, however, that it expressly intends, under this Section 8.5, to indemnify the Administrative Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements arising out of or resulting from the Administrative Agent’s ordinary or contributory negligence. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Papers to the extent that the Administrative Agent is not reimbursed for such expenses by the Company. The provisions of this Section 8.5 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 8.6     Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed as Administrative Agent under this Agreement and the other Loan Papers at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right, with the consent, not to be unreasonably withheld or delayed, of the Company (provided that the Company’s consent shall not be required during the continuance of a Default or an Event of Default), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 calendar days after the retiring Administrative Agent’s giving notice of resignation or the Majority Banks’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, with the consent, not to be unreasonably withheld or delayed, of the Company (provided that the Company’s consent shall not be required during the continuance of a Default or Event of Default), appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder and under the other Loan Papers by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Papers. After any retiring Administrative Agent’s resignation or removal as the Administrative Agent hereunder and under the other Loan Papers, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Papers.
Section 8.7     Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” If the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Administrative Agent also shall give notice thereof to the Company. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 8.1 and Section 8.2.
ARTICLE IX

MISCELLANEOUS
Section 9.1     Amendments, Etc No amendment or waiver of any provision of this Agreement or any other Loan Paper, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or the Administrative Agent with the consent of the Majority Banks) in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by each Bank directly affected thereby (or the Administrative Agent with the consent of each Bank directly affected thereby), do any of the following: (a) increase the amount of the Commitments of any Banks or subject any Banks to any additional obligations, (b) reduce the principal of, or rate or amount of interest applicable to, any Loan other than as provided in this Agreement, or any fees hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees hereunder, (d) extend the Maturity Date, (e) eliminate or reduce the voting rights of any Bank under this Section 9.1, (f) amend Section 2.15 in any manner that would alter the pro rata sharing of payments or Commitment reductions required thereby or (g) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder; and provided, further, that no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Paper, or modify or waive any provision of Section 2.22.
Section 9.2     Notices, Etc. The Administrative Agent, any Bank, or the holder of any Loan or Note giving consent or notice or making any request of the Company provided for hereunder, shall notify each Bank and the Administrative Agent. In the event that the holder of any Loan or Note (including any Bank) shall transfer such Loan or Note, it shall promptly so advise the Administrative Agent which shall be entitled to assume conclusively that no transfer of any Loan or Note has been made by any holder (including any Bank) unless and until the Administrative Agent receives written notice to the contrary. Notices, consents, requests, approvals, demands, and other communications (collectively “Communications”) provided for herein shall be in writing (including telecopy Communications) and mailed, telecopied, e-mailed (where indicated) or delivered:
(a)    If to the Company, to it at:

Southwest Airlines Co.
P.O. Box 36611, HDQ-6TR
Love Field
Dallas, Texas 75235
Telecopy Number: (214) 932-1322
Attention: Treasurer
E-mail: Capital_Markets-DG@wnco.com

(b)    If to the Administrative Agent, to it at:

JPMorgan Chase Bank, N.A.
JPM Loan and Agency Services
500 Stanton Christiana Road
NCC5 / 1st Floor
Newark, DE 19713
Attention: JPM Loan and Agency Services
Tel: 302-634-1929
Email: james.a.campbell@jpmorgan.com and 14698287788@tls.ldsprod.com
Agency Withholding Tax Inquiries:
Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:
Email: covenant.compliance@jpmchase.com

with a copy to:

JPMorgan Chase Bank, N.A.
383 Madison Avenue, Floor 24
New York, NY 10179
Attention: Cristina Caviness
Telephone Number: (212) 270-7289
E-mail: Cristina.caviness@jpmorgan.com
(c)    If to any Bank, as specified on Schedule I hereto or, in the case of any party, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. All Communications shall, when mailed, telecopied, e-mailed or delivered, be effective and shall be deemed to have been duly given when sent by telecopier or e-mail to any party or the telecopier number or e-mail address, as applicable, as set forth herein or on the signature pages hereof (or other telecopy number or e-mail address designated by such party in a written notice to the other parties hereto), or five days after being mailed to the address as set forth herein (or such other address designated by such party in a written notice to the other parties hereto) respectively, or when delivered to such address; provided, however, Communications to the Administrative Agent pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent.

Section 9.3     No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any Right hereunder or under any other Loan Paper shall operate as a waiver thereof; nor shall any single or partial exercise of any such Right, or any abandonment or discontinuance of any steps to enforce such Right, preclude any other or further exercise thereof or the exercise of any other Right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The Rights herein provided are cumulative and not exclusive of any Rights provided by Law.
Section 9.4     Costs, Expenses and Taxes. The Company agrees to pay or reimburse the Administrative Agent for paying: (i) all reasonable costs and expenses of the Administrative Agent in connection with (A) the preparation, execution, delivery, and administration of this Agreement and the other Loan Papers, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to their respective Rights and responsibilities under this Agreement and the other Loan Papers, and (B) any amendment, modification, supplement, or waiver of any of the terms of this Agreement, and (ii) all reasonable costs and expenses of the Banks and the Administrative Agent (including reasonable counsel’s fees, and including reasonable allocated in-house counsel fees for any Bank or the Administrative Agent) in connection with the enforcement of this Agreement and the other Loan Papers. In addition, the Company shall pay any and all Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Papers, and agrees to save the Administrative Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Paper. The obligations of the Company under this Section 9.4 shall survive the termination of this Agreement and/or repayment of the Loans.
Section 9.5     Indemnity. The Company agrees to indemnify and hold harmless the Administrative Agent and the Banks and each of their respective Affiliates, officers, directors, employees, agents, advisors and representatives against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, deficiencies, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, any Bank, or any of their respective Affiliates, officers, directors, employees, agents, advisors or other representatives in any way relating to or arising out of the Loan Papers, any transaction related hereto, or any act, omission, or transaction of the Company, its Subsidiaries, and Affiliates, or any of their employees, officers, directors or other representatives, to the extent that any of the same results, directly or indirectly, from any claims made or actions, suits, or proceedings commenced by or on behalf of any person other than the Administrative Agent or a Bank.
The obligation of the Company under this section shall continue for a period of one year after payment of the Obligation and termination of any or all Loan Papers, and SHALL APPLY WHETHER OR NOT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE ADMINISTRATIVE AGENT OR ANY BANK;
provided, however, that (i) although each indemnified party shall have the right to be indemnified from its own ordinary negligence, no indemnified party shall have the right to be indemnified hereunder for willful misconduct, gross negligence or bad faith to the extent found by a final, non-appealable judgment of a court of competent jurisdiction and (ii) the indemnity set forth in this Section 9.5 shall not apply to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, deficiencies, expenses or disbursements resulting from a proceeding that does not involve an act or omission by the Company or any of its affiliates and that is brought by an indemnified party against any other indemnified party (other than claims against the Administrative Agent in its capacity or in fulfilling its role as the Administrative Agent under the Loan Papers).
To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any indemnified party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Papers or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.
Section 9.6     Right of Setoff. If any Event of Default shall have occurred and is continuing, each Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or Affiliate to or for the credit or the account of the Company against any and all obligations of the Company now or hereafter existing under this Agreement and the Loans held by such Bank or Affiliate, irrespective of whether or not such Bank or Affiliate shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Bank or Affiliate, but the failure to give such notice shall not affect the validity of such setoff and application. The Rights of each Bank under this Section 9.6 are in addition to the Rights and remedies (including, without limitation, other Rights of setoff) which such Bank may have.
Section 9.7     GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.8     Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Papers to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Paper or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Affiliates and the respective directors, officers, employees, agents and advisors may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company, as the case may be at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
Section 9.9     Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Papers, and no investigation by the Administrative Agent or any Bank or any closing shall affect the representations and warranties or the Right of the Administrative Agent or any Bank to rely upon them.
Section 9.10     Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Administrative Agent, and each Bank and thereafter shall be binding upon and inure to the benefit of the Company (subject to the provisions of Section 9.11), the Administrative Agent, each Bank and their respective successors and assigns.
Section 9.11     Successors and Assigns; Participations
(a)    Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises, agreements, representations and warranties by or on behalf of the Company, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Except for any assignment or transfer by the Company of its rights and obligations under this Agreement to a Successor Company in accordance with Section 6.14, the Company may not assign or transfer any its rights or obligations hereunder without the prior written consent of all of the Banks.
(b)    Each Bank may without the consent of the Company sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or the Loans owing to it and any Note or Notes held by it); provided, however, that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Loans and Notes (if any) for all purposes of this Agreement, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Article II and Section 9.4, but only to the extent that such protection would have been available to such Bank, calculated as if no such participations had been sold, and the indemnity protection provisions contained in Section 9.5, (v) the Company, the Administrative Agent, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and (vi) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Papers, other than the right to vote upon or consent to (y) amendments, modifications, or waivers with respect to any fees payable hereunder (including the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans and (z) any extension of the Maturity Date. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that a Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(c)    Each Bank may assign to one or more Persons (other than a natural person, a Defaulting Bank or the Company or any of its Affiliates), all or a portion of its interests, rights, and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or, if the Commitment is not then in effect, the principal outstanding balance of the Loans at the time owing to it); provided, however, that (i) such assignment, if not to a Bank or an Eligible Affiliate Assignee of the assigning Bank, shall be consented to by the Company (which consent shall not be unreasonably withheld or delayed and shall not be required after the occurrence or during the continuance of a Default or Event of Default), the Administrative Agent (which consent shall not be unreasonably withheld or delayed), (ii) each Bank’s Commitment or Loans to be assigned shall not be less than $5,000,000 unless (x) otherwise agreed by the Company and the Administrative Agent, (y) in the case of the assigning Bank, such amount is reduced to zero pursuant to such assignment or (z) the assignment is to a Bank, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank’s rights and obligations under this Agreement, (iv) the assignee thereof shall deliver to the Company and the Administrative Agent any Internal Revenue Service forms required by Section 2.18, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Assumption substantially in the form of Exhibit E hereto (an “Assignment and Assumption”), together with a properly completed Administrative Questionnaire, any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (or such lesser amount as shall be acceptable to the Administrative Agent); provided, however, no such fee shall be required in the case of any assignment requested by the Company pursuant to Article II of this Agreement. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five Business Days after the execution thereof (unless a shorter period shall be agreed to by the Company, the Administrative Agent, and the assignor Bank), (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Bank hereunder and under the other Loan Papers and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement and the other Loan Papers (and, in the case of an Assignment and Assumption covering all of the remaining portion of an assigning Bank’s rights and obligations under this Agreement and the other Loan Papers, such Bank shall cease to be a party hereto and thereto).
(d)    By executing and delivering an Assignment and Assumption, the Bank assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than the representations and warranties that (x) it is the legal and beneficial owner of the interest being assigned thereby, (y) the interest being assigned thereby is free and clear of any lien, encumbrance or other adverse claim and (z) it has full power and authority, and has taken all action necessary, to execute and deliver such Assignment and Assumption and to consummate the transactions contemplated thereby, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Paper or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance of its respective obligations under this Agreement, any other Loan Paper or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement together with copies of financial information and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Bank assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action on behalf of such assignee and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.
(e)    The Administrative Agent shall maintain at its office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment of, or principal amount of the Loans owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, any Bank or the Administrative Agent at any reasonable time and from time to time upon reasonable prior notice.
(f)    Upon its receipt of an Assignment and Assumption executed by an assigning Bank and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Assumption has been completed and is substantially in the form of Exhibit E hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Banks, the Administrative Agent and the Company. Within five Business Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes, if any, (x) a new Note or Notes to the order of such assignee in an amount equal to its portion of the Loan assumed by it pursuant to such Assignment and Assumption and (y) if the assigning Bank has retained any Loan hereunder, new Notes to the order of the assigning Bank in an amount equal to the Loan retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes. Such new Notes shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit D-1 or D-2 as applicable, hereto. Cancelled Notes shall be returned to the Company.
(g)    Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.11 (or in connection with any swap, derivative, securitization or credit insurance relating to the Company and its obligations), disclose to the assignee or participant or proposed assignee or participant (or to any direct, indirect, actual or prospective counterparty (and its advisor) to any such swap, derivative or securitization) any information relating to the Company and its Subsidiaries furnished to such Bank by or on behalf of the Company; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant (or any such counterparty (and its advisor)) shall agree for the benefit of the Company to preserve the confidentiality of any confidential information relating to the Company received from such Bank.
(h)    Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Loans owing to it and any Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Fed Reserve Board.

Section 9.12     Confidentiality. The Administrative Agent and each Bank agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent the Administrative Agent or any Bank from disclosing any such Information (a) to the Administrative Agent, any Bank or any affiliate thereof, (b) as permitted by Section 9.11(g), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates in each case on a need-to-know basis, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank’s investment portfolio in connection with ratings issued with respect to such Bank, (i) in connection with the exercise of any remedy hereunder or under any other Loan Paper, or (j) if agreed by the Company in its sole discretion, to any other Person. “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Bank on a non-confidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each Bank acknowledges that information furnished to it pursuant to this Agreement or the other Loan Papers may include material non-public information concerning the Company and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Papers will be syndicate-level information, which may contain material non-public information about the Company and its Affiliates and their related parties or their respective securities. Accordingly, each Bank represents to the Company and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
Section 9.13     Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.
Section 9.14     Severability. Should any clause, sentence, paragraph, or Section of this Agreement be judicially declared to be invalid, unenforceable, or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

Section 9.15     Integration. This Agreement and the other Loan Papers represent the entire agreement of the Company, the Administrative Agent and the Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Papers.
Section 9.16     Descriptive Headings. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.
Section 9.17     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 9.18     WAIVERS OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER AND FOR ANY COUNTERCLAIM THEREIN.
Section 9.19     No Fiduciary Duty. The Administrative Agent, each Bank and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Company, its stockholders and/or its affiliates. The Company agrees that nothing in the Loan Papers or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and the Company, its stockholders or its affiliates, on the other. The Company acknowledges and agrees that (i) the transactions contemplated by the Loan Papers (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and the Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of the Company, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise the Company, its stockholders or its affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in the Loan Papers and (y) each Bank is acting solely as principal and not as the agent or fiduciary of the Company, its management, stockholders, creditors or any other Person. The Company acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.
Section 9.20     USA Patriot Act. Each Bank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each borrower, guarantor or grantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Bank to identify such Loan Party in accordance with the Patriot Act. The Company agrees to provide such information as each Bank or the Administrative Agent reasonably requests in order to perform its "know your customer" due diligence.

Section 9.21     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Paper or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Paper may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Paper; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Section 9.22     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable to such Bank in respect of such Loan hereunder, together with all Charges payable to such Bank in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable to such Bank in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SOUTHWEST AIRLINES CO.
By: /s/ Tammy Romo
Name: Tammy Romo
Title: Executive Vice President & Chief Financial Officer

[Signature page to Southwest Airlines 364-Day Credit Facility Agreement]

JPMORGAN CHASE BANK, N.A., as a Bank and the Administrative Agent
By: /s/ Bridget Killackey
Name: Bridget Killackey
Title: Executive Director

[Signature page to Southwest Airlines 364-Day Credit Facility Agreement]

BANK OF AMERICA, N.A., as a Bank
By: /s/ Prathamesh S Kshirsagar
Name: Prathamesh S Kshirsagar
Title: Director

[Signature page to Southwest Airlines 364-Day Credit Facility Agreement]

WELLS FARGO BANK, N.A., as a Bank
By: /s/ Adam Spreyer
Name: Adam Spreyer
Title: Director

[Signature page to Southwest Airlines 364-Day Credit Facility Agreement]

SCHEDULE I
SOUTHWEST AIRLINES CO.
$1,000,000,000 364-Day Credit Agreement
Name	Notice and Contact Information	Lending Offices
JPMorgan Chase Bank, N.A.	Cristina Caviness 383 Madison Avenue, Floor 24 New York, NY 10179 Phone: (212) 270-7289 E-mail: Cristina.caviness@jpmorgan.com	Domestic Office 500 Stanton Christiana Road, Floor 3, Ops 2 Newark, DE 19713 Eurodollar Same as Domestic
Bank of America, N.A.	Prathamesh Kshirsagar 540 W Madison St Chicago IL, 60661 Phone: 312-992-9035 prathamesh.s.kshirsagar@bofa.com	Domestic Office 100 N. Tryon Street Charlotte, NC 28255 Eurodollar Same as Domestic
Wells Fargo Bank, N.A.	Shelley Tabor Loan Administration Manager (540) 759-3122 (866) 270-7214 Shelley.tabor@wellsfargo.com	Domestic Office 7711 Plantation Road – 1st Floor R4058-010 Roanoke, VA 24019-3224 Eurodollar Same as Domestic

SCHEDULE II
POOL ASSETS (in US Millions)
[See attached.]

Aircraft Portfolio								Portfolio Valuations (US$ Million)
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type	Operator	No.	Aircraft Type	Serial Number	BV w/ Newness	MTOW Adj.	Engine Adj.	Winglet Adj.	HT CBV	MAF*	HT CMV*
1	737-800	36656	N8670A	Jun-15	174,200	CFM56-7B26E	Southwest Airlines	1	737-800	36656	$35.33	$0.00	$0.00	$0.15	$35.48	102.8%	$36.46
2	737-800	36655	N8669B	Jun-15	174,200	CFM56-7B26E	Southwest Airlines	2	737-800	36655	$35.33	$0.00	$0.00	$0.15	$35.48	102.8%	$36.46
3	737-800	36903	N8668A	May-15	174,200	CFM56-7B26E	Southwest Airlines	3	737-800	36903	$35.13	$0.00	$0.00	$0.15	$35.28	102.8%	$36.26
4	737-800	36657	N8667D	May-15	174,200	CFM56-7B26E	Southwest Airlines	4	737-800	36657	$35.13	$0.00	$0.00	$0.15	$35.28	102.8%	$36.26
5	737-800	36936	N8662F	Mar-15	174,200	CFM56-7B26E	Southwest Airlines	5	737-800	36936	$34.74	$0.00	$0.00	$0.15	$34.89	102.8%	$35.85
6	737-800	36654	N8660A	Feb-15	174,200	CFM56-7B26E	Southwest Airlines	6	737-800	36654	$34.55	$0.00	$0.00	$0.15	$34.70	102.8%	$35.66
7	737-800	36901	N8659D	Feb-15	174,200	CFM56-7B26E	Southwest Airlines	7	737-800	36901	$34.55	$0.00	$0.00	$0.15	$34.70	102.8%	$35.66
8	737-800	36906	N8661A	Feb-15	174,200	CFM56-7B26E	Southwest Airlines	8	737-800	36906	$34.55	$0.00	$0.00	$0.15	$34.70	102.8%	$35.66
9	737-800	36899	N8658A	Jan-15	174,200	CFM56-7B26E	Southwest Airlines	9	737-800	36899	$34.35	$0.00	$0.00	$0.15	$34.50	102.8%	$35.45
10	737-800	42535	N8657B	Jan-15	174,200	CFM56-7B26E	Southwest Airlines	10	737-800	42535	$34.35	$0.00	$0.00	$0.15	$34.50	102.8%	$35.45
11	737-800	42530	N8656B	Dec-14	174,200	CFM56-7B26E	Southwest Airlines	11	737-800	42530	$34.17	$0.00	$0.00	$0.15	$34.32	103.4%	$35.47
12	737-800	37037	N8653A	Dec-14	174,200	CFM56-7B26E	Southwest Airlines	12	737-800	37037	$34.17	$0.00	$0.00	$0.15	$34.32	103.4%	$35.47
13	737-800	42529	N8655D	Dec-14	174,200	CFM56-7B26E	Southwest Airlines	13	737-800	42529	$34.17	$0.00	$0.00	$0.15	$34.32	103.4%	$35.47
14	737-800	37045	N8654B	Dec-14	174,200	CFM56-7B26E	Southwest Airlines	14	737-800	37045	$34.17	$0.00	$0.00	$0.15	$34.32	103.4%	$35.47
15	737-800	35973	N8644C	Dec-14	174,200	CFM56-7B26E	Southwest Airlines	15	737-800	35973	$34.17	$0.00	$0.00	$0.15	$34.32	103.4%	$35.47
16	737-800	42524	N8643A	Dec-14	174,200	CFM56-7B26E	Southwest Airlines	16	737-800	42524	$34.17	$0.00	$0.00	$0.15	$34.32	103.4%	$35.47
17	737-800	36971	N8652B	Nov-14	174,200	CFM56-7B26E	Southwest Airlines	17	737-800	36971	$33.98	$0.00	$0.00	$0.15	$34.13	103.4%	$35.28
18	737-800	36920	N8651A	Oct-14	174,200	CFM56-7B26E	Southwest Airlines	18	737-800	36920	$33.80	$0.00	$0.00	$0.15	$33.95	103.4%	$35.09
19	737-800	36909	N8650F	Sep-14	174,200	CFM56-7B26E	Southwest Airlines	19	737-800	36909	$33.62	$0.00	$0.00	$0.00	$33.62	103.4%	$34.75
20	737-800	42527	N8649A	Sep-14	174,200	CFM56-7B26E	Southwest Airlines	20	737-800	42527	$33.62	$0.00	$0.00	$0.00	$33.62	103.4%	$34.75
21	737-800	42531	N8648A	Sep-14	174,200	CFM56-7B26E	Southwest Airlines	21	737-800	42531	$33.62	$0.00	$0.00	$0.00	$33.62	103.4%	$34.75
22	737-800	36935	N8646B	Aug-14	174,200	CFM56-7B26E	Southwest Airlines	22	737-800	36935	$33.43	$0.00	$0.00	$0.15	$33.58	103.4%	$34.71
23	737-800	42528	N8647A	Aug-14	174,200	CFM56-7B26E	Southwest Airlines	23	737-800	42528	$33.43	$0.00	$0.00	$0.15	$33.58	103.4%	$34.71
24	737-800	36907	N8645A	Aug-14	174,200	CFM56-7B26E	Southwest Airlines	24	737-800	36907	$33.43	$0.00	$0.00	$0.15	$33.58	103.4%	$34.71
25	737-800	42525	N8642E	Aug-14	174,200	CFM56-7B26E	Southwest Airlines	25	737-800	42525	$33.43	$0.00	$0.00	$0.15	$33.58	103.4%	$34.71
26	737-800	60086	N8639B	Jul-14	174,200	CFM56-7B26E	Southwest Airlines	26	737-800	60086	$33.25	$0.00	$0.00	$0.15	$33.40	103.4%	$34.52
27	737-800	60085	N8641B	Jul-14	174,200	CFM56-7B26E	Southwest Airlines	27	737-800	60085	$33.25	$0.00	$0.00	$0.15	$33.40	103.4%	$34.52
28	737-800	36911	N8638A	Jul-14	174,200	CFM56-7B26E	Southwest Airlines	28	737-800	36911	$33.25	$0.00	$0.00	$0.00	$33.25	103.4%	$34.37
29	737-800	60084	N8640D	Jul-14	174,200	CFM56-7B26E	Southwest Airlines	29	737-800	60084	$33.25	$0.00	$0.00	$0.15	$33.40	103.4%	$34.52
30	737-800	42523	N8637A	Jun-14	174,200	CFM56-7B26E	Southwest Airlines	30	737-800	42523	$33.07	$0.00	$0.00	$0.15	$33.22	103.4%	$34.34
31	737-800	36898	N500WR	Jun-14	174,200	CFM56-7B26E	Southwest Airlines	31	737-800	36898	$33.07	$0.00	$0.00	$0.15	$33.22	103.4%	$34.34
32	737-800	35966	N8324A	Nov-12	174,200	CFM56-7B26E	Southwest Airlines	32	737-800	35966	$29.77	$0.00	$0.00	$0.15	$29.92	104.5%	$31.27
33	737-800	37005	N8323C	Oct-12	174,200	CFM56-7B26E	Southwest Airlines	33	737-800	37005	$29.61	$0.00	$0.00	$0.15	$29.76	104.5%	$31.10
34	737-800	36997	N8322X	Oct-12	174,200	CFM56-7B26E	Southwest Airlines	34	737-800	36997	$29.61	$0.00	$0.00	$0.15	$29.76	104.5%	$31.10
35	737-800	36687	N8321D	Sep-12	174,200	CFM56-7B26E	Southwest Airlines	35	737-800	36687	$29.45	$0.00	$0.00	$0.15	$29.60	104.5%	$30.94
36	737-800	36686	N8320J	Aug-12	174,200	CFM56-7B26E	Southwest Airlines	36	737-800	36686	$29.28	$0.00	$0.00	$0.15	$29.43	104.5%	$30.76
37	737-800	36994	N8319F	Aug-12	174,200	CFM56-7B26E	Southwest Airlines	37	737-800	36994	$29.28	$0.00	$0.00	$0.00	$29.28	104.5%	$30.60
38	737-800	36685	N8318F	Aug-12	174,200	CFM56-7B26E	Southwest Airlines	38	737-800	36685	$29.28	$0.00	$0.00	$0.15	$29.43	104.5%	$30.76
39	737-800	36992	N8317M	Jul-12	174,200	CFM56-7B26E	Southwest Airlines	39	737-800	36992	$29.12	$0.00	$0.00	$0.15	$29.27	104.5%	$30.59
40	737-800	36684	N8316H	Jul-12	174,200	CFM56-7B26E	Southwest Airlines	40	737-800	36684	$29.12	$0.00	$0.00	$0.15	$29.27	104.5%	$30.59
41	737-800	38811	N8315C	Jul-12	174,200	CFM56-7B26E	Southwest Airlines	41	737-800	38811	$29.12	$0.00	$0.00	$0.15	$29.27	104.5%	$30.59
42	737-800	36990	N8314L	Jul-12	174,200	CFM56-7B26E	Southwest Airlines	42	737-800	36990	$29.12	$0.00	$0.00	$0.15	$29.27	104.5%	$30.59
								Total			$1,377.29	$0.00	$0.00	$5.55	$1,382.84		$1,430.95
*Values as of
1Q20
Legend -
BV w/Newness    Base Value with Newness - Taking the month of delivery into account
MTOW Adj.    Adjustment for Maximum take off weight
Engine Adj.    Adjustment for Engine Type
Winglet Adj.    Adjustment for Winglets/Sharklets/Scimitar
HT CBV    Half Time Base Value
HT CMV    Half Time Current Market Value
*mba anticipates market value retractions within the coming weeks and months, but has not made any speculative corrections to market values at this time.

SCHEDULE III
Commitments
Bank	Commitment Amount	Percentage of Commitment
JPMorgan Chase Bank, N.A.	$333,333,333.34	33.333333330%
Bank of America, N.A.	$333,333,333.33	33.333333330%
Wells Fargo Bank, N.A.	$333,333,333.33	33.333333330%
Total	$1,000,000,000	100%

EXHIBIT A
FORM OF NOTICE OF COMMITTED BORROWING

___________ , 202__
JPMorgan Chase Bank, N.A.,
as Administrative Agent under the
Credit Agreement referred to below
JPM Loan and Agency Services
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Attention: JPM Loan and Agency Services
Tel: 302-634-1929
Email: james.a.campbell@jpmorgan.com
14698287788@tls.ldsprod.com

Dear Sirs:

Reference is made to the $1,000,000,000 364-Day Credit Agreement dated as of March 12, 2020 (as amended, modified, supplemented, renewed, or extended from time to time, the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby (check whichever is applicable):

_____
1.    Gives you notice pursuant to Section 2.2 of the Credit Agreement that it requests a Committed Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Committed Borrowing is requested to be made:

(A)    Borrowing Date of Committed Borrowing (a Business Day)
(B)    Principal Amount of Committed Borrowing $1,000,000,000
(C)    Interest rate basis1
(D)    Interest Period and the last day thereof2,3

_____	2. Gives you notice pursuant to Section 2.3 that it requests the conversion of Loans that are Eurodollar Loans into Alternate Base Loans in the amount of $________[4] on ___________, 202_[5].

[1]	Eurodollar Loan or Alternate Base Loan.

[2]	Applicable only to Eurodollar Loans.

[3]	Interest Periods shall have a duration of one, two, three, six or, if agreed by all Banks, twelve months and shall end not later than the Maturity Date.

[4]	Not less than $10,000,000 and in integral multiples of $1,000,000.

[5]	Must be the last day of the applicable Interest Period.

_____ 3.    Gives you notice pursuant to Section 2.3 of the Credit Agreement that it requests the conversion of Loans that are Alternate Base Loans into Eurodollar Loans in the amount of $_________4, having an Interest Period of _______ months,3 on ___________, 20__.
_____ 4.    Gives you notice pursuant to Section 2.3 of the Credit Agreement that it requests the continuation of Eurodollar Loans in the amount of $___________4 to another Interest Period of ______ months,3 on ___________, 20__5.
_____ 5.    Proceeds of the Committed Borrowing shall be disbursed pursuant to the funds flow to be agreed between the Company and Administrative Agent.

Very truly yours,
SOUTHWEST AIRLINES CO.
By: _______________________________
Name: _____________________________
Title: ______________________________

A–2

EXHIBIT B
FORM OF NOTE
$___________	______________, 202__
FOR VALUE RECEIVED, the undersigned, SOUTHWEST AIRLINES CO., a Texas corporation (the “Company”), hereby promises to pay to the order of______________________ (the “Bank”) on or before the Maturity Date the lesser of (i) the amount of the Bank’s Commitment and (ii) the aggregate amount of Loans made by the Bank to the Company and outstanding on the Maturity Date.
The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the $1,000,000,000 364-Day Credit Agreement dated as of March 12, 2020 (as amended, modified, supplemented, renewed, or extended from time to time, the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Company, the Bank, certain other banks and financial institutions party thereto and JPMorgan Chase Bank, N.A., as Admistrative Agent.
Both principal and interest are payable in immediately available funds in lawful money of the United States of America to JPMorgan Chase Bank, N.A., as Administrative Agent, at its Principal Office. The amount and type of each Loan made by the Bank to the Company and the maturity thereof, the rate of interest applicable thereto and all payments made on account of principal and interest hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this promissory note; provided, however, any failure by the holder hereof to make any such endorsement shall not limit or otherwise affect the Company’s obligations hereunder.
This promissory note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.
This promissory note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Loan being evidenced by this promissory note, and (ii) provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayment on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
Except as expressly provided in the Credit Agreement and the other Loan Papers, the Company and any and all endorsers, guarantors and sureties severally waive demand, presentment for payment notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions. or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.
THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SOUTHWEST AIRLINES CO.

By: ____________________________________
Name:.
Title:

B–2

SCHEDULE TO NOTE DATED _______________
ISSUED BY SOUTHWEST AIRLINES CO. TO _________________

Date	Loan	Type	Maturity	Interest Rate	Principal Repayment	Interest Payments	Balance

	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$

B–3

EXHIBIT C–1
FORM OF COMPANY’S INTERNAL COUNSEL OPINION

[See attached.]

[Southwest Airlines Letterhead]

March 12, 2020

The Banks and the Administrative Agent
Referred to Below

RE: Loans to Southwest Airlines Co.

Ladies and Gentlemen:

This opinion is furnished pursuant to Section 4.1(b)(iv) of the $1,000,000,000 364-Day Credit Agreement dated as of March 12, 2020 (the "Credit Agreement"), among Southwest Airlines Co. (the "Company"), the Bank parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

I am the Executive Vice President, Chief Legal and Regulatory Officer of the Company and solely in such capacity have examined, either personally or through attorneys under my supervision, originals, or copies certified to my satisfaction, of the Credit Agreement, and such corporate records, certificates of corporate officials as to certain matters of fact, and instruments and documents as I have deemed necessary or advisable as a basis for the opinions set forth herein.

In such examination, I have assumed (i) the genuineness of all signatures (other than the signatures of Persons signing on behalf of the Company), the authenticity and completeness of all documents, certificates, instruments and records submitted to me as originals and the conformity to the original instruments of all documents submitted to me as copies, and the authenticity and completeness of the originals of such copies, (ii) the due authorization, execution and delivery by the Administrative Agent and the Banks of the Credit Agreement, (iii) that the Administrative Agent and the Banks have all requisite power and authority to execute, deliver and perform the Credit Agreement and (iv) the enforceability of the Credit Agreement against the Administrative Agent and the Banks. In addition, in rendering this opinion, I have relied upon, as to certain matters of fact, certificates of officers of the Company and certificates of public officials, without any independent investigation of such matters.

Based upon the foregoing, and relying upon the correctness of all statements of fact contained in the documents, certificates and records that I have examined either personally or through attorneys under my supervision, I am of the opinion that:

1.
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and is duly qualified to do business in each jurisdiction in which the character or location of its properties or the nature or conduct of its business makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the consolidated financial condition of the Company and its Subsidiaries, taken as a whole. The Company has the corporate power to own its properties and to carry on its businesses as now conducted.

2.
The execution, delivery and performance by the Company of the Credit Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and do not conflict with or constitute a default under (i) any law, rule, regulation, order or judgment known to me or contractual restriction of the Company known to me, the violation of which would have a Material Adverse Effect, or (ii) the Restated Certificate of Formation or the Amended and Restated Bylaws of the Company.

3.
No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by the laws of the State of Texas, or the federal laws of the United States of America for the due execution, delivery and performance by the Company of the Credit Agreement other than routine filings of copies of the Credit Agreement with the Securities and Exchange Commission.

4.
To my knowledge, except as set forth in the Company's Form 10-K for the year ended December 31, 2019 and subsequent Form 8-Ks, there are no legal or governmental proceedings or investigations pending or threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary which individually or, to the extent involving related claims, in the aggregate, involve a material risk of a Material Adverse Effect on (i) the financial condition of the Company and its Subsidiaries considered as a whole, or (ii) the ability of the Company to perform its obligations under the Credit Agreement.

This opinion is for the sole benefit of the Administrative Agent and the Banks and may not be relied upon by any other Person without the express prior written consent of the undersigned. I am licensed to practice law only in the State of Texas and I express no opinion as to matters not governed by the laws of the United States of America or the laws of the State of Texas (except for the usury laws and choice-of-laws provisions of the State of Texas, as to which I express no opinion). ·

[Signature Page Follows]

Very truly,

Mark Shaw
Executive Vice President, Chief Legal and Regulatory Officer

EXHIBIT C–2
FORM OF COMPANY’S OUTSIDE COUNSEL OPINION

[See attached.]

[Winstead Letterhead]

March 12, 2020

To the Banks and the Administrative Agent referred to below
Re:    Southwest Airlines Co. $1,000,000,000 364-Day Credit Facility

Ladies and Gentlemen:

This opinion is furnished pursuant to Section 4.l(b)(iv) of the $1,000,000,000 364-Day Credit Facility Agreement dated as of March 12, 2020 (the "Credit Agreement"), among Southwest Airlines Co. (the "Company"), the Banks parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. For convenience of reference, terms defined in the Credit Agreement are used therein with the same meanings.

We have acted as special New York counsel of the Company in connection with the negotiation, documentation and consummation of the financing as contemplated by the Credit Agreement, and in this connection, we have examined, among other things, an executed copy of the Credit Agreement.

We have also reviewed such other documents and certificates and such matters of law as we have considered relevant hereto. We have assumed, for purposes of our opinion hereinafter set forth, (i) that the Credit Agreement has been duly authorized, executed and delivered by each of the parties thereto and that, except as expressly made the subject of our opinions in the following paragraph, the Credit Agreement constitutes the legal, valid, binding and enforceable obligation of each of the parties thereto. As to any other facts material to our opinions expressed herein, we have relied upon the representations and warranties contained in the Credit Agreement and related documents and certificates and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents and the authenticity of all documents submitted to us as originals and the conformity with the authentic originals of all documents submitted to us as copies.

Based upon and subject to the foregoing and having regard to legal considerations which we deem relevant, and subject to the comments and qualifications set forth below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that no opinion is expressed herein as to (A) whether a court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Agreement, (B) any provision in the Credit Agreement relating to the severability of provisions in such documents, (C) any provision of the Credit Agreement that requires any amendment or waiver thereof to be in writing, (D) the effect of any provision of the Credit Agreement imposing penalties or forfeitures, (E) Section 2.16 of the Credit Agreement, (F) Section 9.8 of the Credit Agreement insofar as it relates to submission to the jurisdiction of United States Federal Courts or (G) Section 9.18 of the Credit Agreement. Further, we wish to point out that provisions of the Credit Agreement that permit any party thereto to make determinations or to take actions may be subject to a requirement that such determinations be made, and that such actions be taken, on a reasonable basis in good faith.

The opinions above are subject to:

(i)    the application of general principles of equity (regardless of whether considered in a proceeding of equity or at law), including, without limitation, (x) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (y) concepts of materiality, reasonableness, good faith and fair dealing;

(ii)    all applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws, decrees or regulations affecting the enforcement of creditors' rights generally; and

(iii)    with respect to indemnity, contribution and exculpation provisions contained in the Credit Agreement, limitations based upon public policy considerations.

We are members of the bar of the State of New York and we do not herein express any opinion as to matters governed by any laws other than the law of the State of New York and the Federal law of the United States of America currently in effect, in each case that in our experience are generally applicable to transaction of this type without regard to the particular nature of the businesses conducted by, or the legal or regulatory status of the Company or any other party to the Credit Agreement and furthermore we express no opinion with respect to, or with respect to the applicability to the opinions expressed herein of any (i) aviation laws; (ii) any environmental, public health, safety, intellectual property, antitrust or tax laws or laws governing labor relations, pensions or employee benefits, including the Employee Retirement Income Security Act of 1974, as amended; (iii) financial industry regulatory authority rules and any laws relating to bribery, corruption, money-laundering, anti-terrorism, communications, customs, imports or exports, insurance, international trade, sanctions or embargoes (whether foreign trade, economic, financial or otherwise), public utilities, commodities trading, futures or swaps; (iv) compliance with fiduciary duty requirements; or (v) any laws, rules, regulations or ordinances of any county, town or municipality or subdivision or agency thereof. Further, we express no opinion as to the Company's interest in any Pool Assets or any security interest, or grant thereof, in any property.
This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

2

EXHIBIT C–3
FORM OF ADMINISTRATIVE AGENT’S COUNSEL OPINION

[See attached.]

Simpson Thacher & Bartlett LLP
425 LEXINGTON AVENUE NEW YORK, NY 10017-3954
TELEPHONE: +1-212-455-2000 FACSIMILE: +1-212-455-2502
Direct Dial Number +1-212-455-2000	E-mail Address

March 12, 2020

Re:	$1,000,000,000 364-Day Credit Agreement
(the “Credit Agreement”), dated as of March 12, 2020, among
Southwest Airlines Co. (the “Company”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the lending institutions identified in the Credit Agreement (the “Banks”).

JPMorgan Chase Bank, N.A., as Administrative
Agent under the Credit Agreement, as
hereinafter defined (the “Administrative
Agent”)
The Banks listed on Schedule I hereto which
are parties to the Credit Agreement on
the date hereof
Ladies and Gentlemen:
We have acted as counsel to the Administrative Agent in connection with the preparation, execution and delivery of the Credit Agreement.
Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This opinion letter is furnished to you pursuant to Section 4.1(b)(iv) of the Credit Agreement.
In connection with this opinion, we have examined a copy of the Credit Agreement, signed by the Company, the Administrative Agent and certain of the Banks.
In addition, we have examined, and have relied as to certain matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the

BEIJING	HONG KONG	HOUSTON	LONDON	LOS ANGELES	PALO ALTO	SÃO PAULO	SEOUL	TOKYO	WASHINGTON, D.C.

March 12, 2020	Simpson Thacher & Bartlett LLP
JP Morgan Chase Bank, N.A. The Banks listed on Schedule I

legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. In addition, we have relied as to certain matters of fact, upon the representations made in the Credit Agreement.
In rendering the opinion set forth below we have assumed that (1) the Credit Agreement is a valid and legally binding obligation of each party thereto (other than the Company), (2) the Company is validly existing and in good standing under the laws of its jurisdiction of organization, has the corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and has duly authorized, executed and delivered the Credit Agreement in accordance with its Articles of Incorporation and By-Laws, (3) execution, delivery and performance by the Company of the Credit Agreement do not violate, or require any consent not obtained under, the laws of the State of Texas or any other applicable laws or any order known to us issued by any court or governmental agency or body and, (4) execution, delivery and performance by the Company of the Credit Agreement do not constitute a breach or violation of any agreement or instrument which is binding upon the Company and (5) the Company is not an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.
Based upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

2

March 12, 2020	Simpson Thacher & Bartlett LLP
JP Morgan Chase Bank, N.A. The Banks listed on Schedule I

We express no opinion with respect to:
the effect of any provision of the Credit Agreement that is intended to permit modification thereof only by means of an agreement in writing by the parties thereto;
the effect of any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from a Bank or other Person may exercise set-off or similar rights with respect to such participation or that any Bank or other Person may exercise set-off or similar rights other than in accordance with applicable law;
the effect of any provision of the Credit Agreement imposing penalties or forfeitures;
the enforceability of any provision of the Credit Agreement to the extent that such provision constitutes a waiver of illegality as a defense to the performance of contract obligations; and
the effect of any provision of the Credit Agreement relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.
In connection with the provisions of the Credit Agreement whereby the Company submits to the jurisdiction of the courts of the United States of America located in the City of New York, Borough of Manhattan, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Credit Agreement that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR Section 510 a New York state court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States district court has discretion to transfer an action from one federal court to another.
With respect to matters of Texas law, we understand that you are relying on the opinion of the Company’s internal counsel dated the date hereof.

3

March 12, 2020	Simpson Thacher & Bartlett LLP
JP Morgan Chase Bank, N.A. The Banks listed on Schedule I

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.
This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

4

Schedule I

JPMORGAN CHASE BANK, N.A.
BANK OF AMERICA, N.A.
WELLS FARGO BANK, N.A.

EXHIBIT D
FINANCIAL REPORT CERTIFICATE
FOR___________ ENDED ________, ____
ADMINISTRATIVE AGENT: JPMorgan Chase Bank, N.A.
COMPANY: Southwest Airlines Co.
RE: $1,000,000,000 364-Day Credit Agreement
DATE: _________________, ____

This certificate is delivered pursuant to Section 6.10 of the $1,000,000,000 364-Day Credit Agreement dated as of March 12, 2020 (as amended. modified, supplemented, renewed, or extended from time to time, the “Credit Agreement”), among Southwest Airlines Co. (the “Company”), the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
I certify to the Administrative Agent and the Banks that I am the _____________________ (president, chief financial officer, treasurer, or assistant treasurer) of the Company on the date hereof and that:
1.This certificate relates to the fiscal __________ ending on _______________, _____ (the “Subject Period”). The Financial Statements for the Subject Period were prepared in conformity with GAAP, and present fairly in all material respects the consolidated financial position and results of operations of the Company and its consolidated Subsidiaries as of the last day of, and for, the Subject Period.
2.A review of the activities of the Company and its Subsidiaries during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, each such entity has kept, observed, performed, and fulfilled all of its obligations under the Loan Papers, and during the Subject Period, to my knowledge, each such entity kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Papers (except for any deviations set forth on the attached schedule).
3.During the Subject Period, no Default or Event of Default has occurred which has not been cured or waived (except for any Defaults or Events of Default set forth on the attached schedule).
4.The status of compliance by the Company with Section 6.9 of the Credit Agreement as of the last day of the Subject Period is set forth on the attached schedule.
5.This certificate is being delivered on behalf of the Company. No person or entity other than the Administrative Agent and the Banks (collectively, the “Subject Recipients”) shall be entitled to receive or rely upon this certificate for any purpose. The Subject Recipients agree by their acceptance hereof that (a) they shall look solely to the Company for any loss, cost, damage, expense, claim, demand, suit, or cause of action arising out of or relating in any way to this certificate or its preparation and delivery, and (b) the undersigned shall not under any circumstances have any personal liability whatsoever for the preparation or execution of this certificate.

____________________________________________ Name: Title

The status of compliance by the Company with Section 6.9 of the Credit Agreement as of the last day of the Subject Period is set forth below:

Section 6.9 — Coverage Ratio:

Consolidated Adjusted Pre-Tax Income*	$(1)
Aircraft Rentals*	$(2)
Net Interest Expense*	$(3)
Depreciation and amortization*	$(4)
Cash dividends paid*	$(5)
Sum of lines (1), (2), (3), and (4), minus line (5)	$(6)
Net Interest Expense*	$(7)
Aircraft Rentals*	$(8)
Sum of lines (7) and (8)	$(9)
Ratio of line (6) to line (9)	_____ to _____
Minimum Ratio	1.25 to 1.00

*	For four fiscal quarter period ending on last day of Subject Period.

D–2

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ______________________________

2.	Assignee: ______________________________
[and is an Eligible Affiliate Assignee of [identify Bank]]

3.	Company: Southwest Airlines Co.

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement: $1,000,000,000 364-Day Credit Agreement dated as of March 12, 2020 among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[6]
$	$	%
$	$	%
$	$	%

Effective Date: ______________, 202_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

_________________________________
NAME OF ASSIGNOR

By:______________________________
Title:

ASSIGNEE _______________________
NAME OF ASSIGNEE

By:______________________________
Title:

E-2

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By_________________________________
Title:

[Consented to:

SOUTHWEST AIRLINES CO.

By________________________________
Title:]

E-3

ANNEX 1

$1,000,000,000 364-Day Credit Agreement dated as of March 12, 2020 among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Paper, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Papers or any other instrument or document furnished pursuant to the Credit Agreement, (iii) the financial condition of the Company or (iv) the performance or observance by the Company of its respective obligations under the Credit Agreement, any other Loan Paper or any other instrument or document furnished pursuant to the Credit Agreement or any other Loan Paper.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) it has received a copy of the Credit Agreement, together with copies of financial information and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank and (iv) if it is a Foreign Bank, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any other Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Papers are required to be performed by it as a Bank, (iii) appoints and authorizes the Administrative Agent to take such action on behalf of the Assignee and to exercise such powers under the Credit Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT F-1
FORM OF
U.S. TAX CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the 364-Day Credit Agreement dated as of March 12, 2020 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF BANK]
By:______________________________________
    Name:
    Title:
Date: ________ __, 202__

EXHIBIT F-2
FORM OF
U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the 364-Day Credit Agreement dated as of March 12, 2020 (as amended, modified, supplemented, renewed, or extended prior to the date hereof , the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.
The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________
    Name:
    Title:
Date: ________ __, 202__

EXHIBIT F-3
FORM OF
U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the 364-Day Credit Agreement dated as of March 12, 2020 (as amended, modified, supplemented, renewed, or extended prior to the date hereof, the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________
    Name:
    Title:
Date: ________ __, 202__

EXHIBIT F-4
FORM OF
U.S. TAX CERTIFICATE
(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the 364-Day Credit Agreement dated as of March 12, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:______________________________________
    Name:
    Title:

Date: ________ __, 202__